    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2002
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CALPINE CORPORATION

                       CALPINE CANADA ENERGY FINANCE ULC
                      CALPINE CANADA ENERGY FINANCE II ULC
                            CALPINE CAPITAL TRUST IV
                            CALPINE CAPITAL TRUST V
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 4911                                77-0212977
             NOVA SCOTIA                                4911                              NOT APPLICABLE
             NOVA SCOTIA                                4911                              NOT APPLICABLE
               DELAWARE                                 4911                           APPLICATION PENDING
               DELAWARE                                 4911                           APPLICATION PENDING
    (STATES OR OTHER JURISDICTIONS          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBERS)             IDENTIFICATION NUMBERS)

                                                                    CALPINE CANADA ENERGY FINANCE ULC
                  CALPINE CORPORATION                              CALPINE CANADA ENERGY FINANCE II ULC
                CALPINE CAPITAL TRUST IV                            SUITE 800, PURDY'S WHARF, TOWER 1
                CALPINE CAPITAL TRUST V                                  1959 UPPER WATER STREET
              50 WEST SAN FERNANDO STREET                                      P.O. BOX 997
               SAN JOSE, CALIFORNIA 95113                              HALIFAX, NOVA SCOTIA B3J 3N2
                     (408) 995-5115                                           (902) 420-3335
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE
                        OFFICES)                                                 OFFICES)
                                                                              ANN B. CURTIS
                                                                       VICE PRESIDENT AND SECRETARY
                    PETER CARTWRIGHT                                CALPINE CANADA ENERGY FINANCE ULC
    CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER,               CALPINE CANADA ENERGY FINANCE II ULC
                  CALPINE CORPORATION                                    C/O CALPINE CORPORATION
              50 WEST SAN FERNANDO STREET                              50 WEST SAN FERNANDO STREET
               SAN JOSE, CALIFORNIA 95113                               SAN JOSE, CALIFORNIA 95113
                     (408) 995-5115                                           (408) 995-5115
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE        (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                        NUMBER,                                                  NUMBER,
       INCLUDING AREA CODE, OF AGENT FOR SERVICE)               INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH COPIES TO:

                    BRUCE C. BENNETT                                          JOSEPH A. COCO
                  COVINGTON & BURLING                            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
              1330 AVENUE OF THE AMERICAS                                   FOUR TIMES SQUARE
                NEW YORK, NEW YORK 10019                                 NEW YORK, NEW YORK 10036
                     (212) 841-1000                                           (212) 735-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
    PURSUANT TO RULE 429(a) UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO SECURITIES REGISTERED UNDER THIS REGISTRATION STATEMENT, THE SECURITIES REGISTERED AND REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 333-72583, REGISTRATION STATEMENT NO. 333-87427, REGISTRATION STATEMENT NO. 333-56712 AND REGISTRATION STATEMENT NO. 333-67446 AND A PORTION OF THE SECURITIES REGISTERED AND REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 333-40652. PURSUANT TO RULE 429(b) UNDER THE SECURITIES ACT, THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, CONSTITUTES A POST-EFFECTIVE AMENDMENT TO EACH OF REGISTRATION STATEMENT NOS. 333-72583, 333-87427, 333-40652, 333-56712 AND 333-67446 AND SUCH
POST-EFFECTIVE AMENDMENTS SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT. IF SECURITIES PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT NOS. 333-72583, 333-87427, 333-40652, 333-56712 AND 333-67446 ARE
OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
SECURITIES                       AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED                REGISTERED(1)            UNIT(1)             PRICE(1)(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.001 per share, of
  Calpine Corporation(3)...
-------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value
  $.001 per share, of
  Calpine Corporation......
-------------------------------------------------------------------------------------------------------------------
Depositary Shares of
  Calpine Corporation(4)...
-------------------------------------------------------------------------------------------------------------------
Debt Securities of Calpine
  Corporation(5)...........
-------------------------------------------------------------------------------------------------------------------
Purchase Contracts of
  Calpine Corporation......
-------------------------------------------------------------------------------------------------------------------
Units of Calpine
  Corporation..............
-------------------------------------------------------------------------------------------------------------------
Warrants of Calpine
  Corporation..............
-------------------------------------------------------------------------------------------------------------------
Debt Securities of Calpine
  Canada Energy Finance ULC
  and Calpine Canada Energy
  Finance II ULC(5)........
-------------------------------------------------------------------------------------------------------------------
Guarantees of Debt
  Securities of Calpine
  Canada Energy Finance ULC
  and Calpine Canada Energy
  Finance II ULC by Calpine
  Corporation(6)...........
-------------------------------------------------------------------------------------------------------------------
Warrants of Calpine Canada
  Energy Finance ULC and
  Calpine Canada Energy
  Finance II ULC...........
-------------------------------------------------------------------------------------------------------------------
Preferred Securities of
  Calpine Capital Trust IV
  and Calpine Capital Trust
  V........................
-------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred
  Securities of Calpine
  Capital Trust IV and
  Calpine Capital Trust V
  by Calpine Corporation(7)
-------------------------------------------------------------------------------------------------------------------
      Total................     $2,500,000,000             100%             $2,500,000,000         $230,000(9)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

                                            Notes appear on the following pages.

(1) Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3 under the Securities Act of 1933, the table does not specify by each class information as to the amount to be registered, the proposed maximum aggregate price per unit or the proposed maximum aggregate offering price. Subject to note 8 below, there are being registered hereunder such presently indeterminate principal amount or number of (a) shares of common stock and preferred stock, depository shares, debt securities, purchase contracts, units and warrants as may be offered, from time to time, by Calpine Corporation; (b) debt securities and warrants as may be offered, from time to time, by Calpine Canada Energy Finance ULC; (c) debt securities and warrants as may be offered, from time to time, by Calpine Canada Energy Finance II ULC; (d) preferred securities as may be offered, from time to time, by Calpine Capital Trust IV; and (e) preferred securities as may be offered, from time to time, by Calpine Capital Trust V. There are also being registered hereunder such presently indeterminate principal amount or number of shares of common stock and preferred stock, depositary shares, purchase contracts and units of Calpine Corporation, and debt securities of Calpine Corporation, Calpine Canada Energy Finance ULC and Calpine Canada Energy Finance II ULC, in each case issuable upon conversion, exchange, exercise or settlement of securities registered hereunder. No separate cash consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, other securities registered hereunder. For each class of security, the amount to be registered, the proposed maximum aggregate price per unit and the proposed maximum aggregate offering price will be determined from time to time by us in connection with the issuance of the securities registered hereunder.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

(3) Includes certain preferred stock purchase rights (the "Rights") associated with shares of the common stock. Until the occurrence of certain prescribed events, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing the common stock and will be transferred along with and only with the common stock. No separate consideration is payable for the Rights.

(4) If Calpine Corporation elects to offer fractional interests in shares of preferred stock, depositary shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons acquiring the fractional interests, and the shares of preferred stock will be issued to the depositary under such deposit agreement.

(5) If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $2,500,000,000 less the dollar amount of any securities previously issued hereunder (including other debt securities issued at an original issue discount, which shall be treated as described in this note (5)).

(6) The debt securities to be issued by Calpine Canada Energy Finance ULC and Calpine Canada Energy Finance II ULC will be irrevocably and unconditionally guaranteed on an unsecured senior basis by Calpine Corporation. No separate consideration will be received for the guarantees of Calpine Corporation.

(7) Calpine Corporation will issue guarantees and undertake other obligations in connection with the issuance of preferred securities by Calpine Capital Trust IV and Calpine Capital Trust V. No separate consideration will be received for the guarantees of Calpine Corporation.

(8) The prospectus contained in this registration statement relates to $871,389,752 aggregate amount of securities being registered under this registration statement and, pursuant to Rule 429 under the Securities Act,
    (a) $27,422,100 of unsold securities of Calpine Corporation previously registered under Registration Statement No. 333-72583 initially filed on February 18, 1999, for which a registration fee in the amount of $7,623 was previously paid; (b) $84,701,520 of unsold securities of Calpine Corporation and Calpine Capital Trust previously registered under Registration Statement No. 333-87427 initially filed on September 20, 1999, for which a registration fee in the amount of $23,547 was previously paid; (c) $40,000,000 of unsold securities of Calpine Corporation previously registered under Registration Statement No. 333-40652 initially filed on June 30, 2000, for which a registration fee in the amount of $10,560 was previously paid; (d) $655,103,529 of unsold securities of Calpine Corporation previously registered on Registration Statement No. 333-56712 initially filed on March 8, 2001, for which a registration fee in the amount of $163,775 was previously paid; and (e) $821,383,099 of unsold securities of Calpine Corporation, Calpine Canada Energy Finance ULC and Calpine Canada Energy Finance II ULC guaranteed by Calpine Corporation previously registered on Registration Statement No. 333-67446, initially filed on August 14, 2001, for which a registration fee in the amount of $205,345 was previously paid. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $2,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(9) $410,850 was previously paid as a registration fee in respect of the $1,628,610,248 aggregate amount of unsold securities being carried forward from Registration Statement Nos. 333-72583, 333-87427, 333-40652, 333-56712
    and 333-67446 pursuant to Rule 429 under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, such previously paid registration fees are being offset against the total registration fee due hereunder. Accordingly, no registration fee is due in connection with the filing of this registration statement. However, as required by the SEC, we are paying one dollar in connection with this filing.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED JANUARY 17, 2002

PROSPECTUS

[CALPINE CORP. LOGO]          CALPINE CORPORATION

                                  Common Stock
                                Preferred Stock
                               Depositary Shares
                                Debt Securities
                               Purchase Contracts
                                     Units
                                    Warrants

                       CALPINE CANADA ENERGY FINANCE ULC
                      CALPINE CANADA ENERGY FINANCE II ULC

                   Debt Securities Fully and Unconditionally
                       Guaranteed by Calpine Corporation
                                    Warrants

                            CALPINE CAPITAL TRUST IV
                            CALPINE CAPITAL TRUST V

                           Trust Preferred Securities
                     Fully and Unconditionally Guaranteed,
                  as Described Herein, by Calpine Corporation
                           -------------------------

     We may offer any combination of the securities described in this prospectus in different series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $2,500,000,000.

     We urge you to read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to make sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

     Calpine Corporation's common stock is traded on the New York Stock Exchange under the symbol "CPN." Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange.

     INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 14.

     The principal offices of Calpine Corporation, Calpine Capital Trust IV and Calpine Capital Trust V are located at 50 West San Fernando Street, San Jose, California 95113. The telephone number there is (408) 995-5115. The principal offices of Calpine Energy Finance ULC and Calpine Energy Finance II ULC are located at Suite 800, Purdy's Wharf, Tower 1, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia B3J 3N2. The telephone number there is (902) 420-3335.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       Prospectus dated           , 2002.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus supplement accompanying this prospectus or that the information contained or incorporated by reference in this prospectus or accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
About This Prospectus...................    1
Calpine Corporation.....................    3
Calpine Canada Energy Finance ULC and
  Calpine Canada Energy Finance II
  ULC...................................   12
Calpine Capital Trust IV and Calpine
  Capital Trust V.......................   13
Risk Factors............................   14
Where You Can Find More Information;
  Documents Incorporated by Reference...   14
Forward-Looking Statements..............   16
Calpine Consolidated Ratio of Earnings
  to Fixed Charges......................   17
Use of Proceeds.........................   17
Plan of Distribution....................   17

                                          PAGE
                                          ----
Description of Capital Stock............   20
Description of Depositary Shares........   25
Description of Debt Securities..........   28
Description of Purchase Contracts.......   44
Description of Units....................   44
Description of Warrants.................   45
Description of Trust Preferred
  Securities............................   46
Certain United States Federal Income Tax
  Consequences..........................   52
Certain Canadian Federal Income Tax
  Considerations........................   67
Legal Matters...........................   68
Experts.................................   68

                             ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a joint registration statement that Calpine Corporation, Calpine Canada Energy Finance ULC, Calpine Canada Energy Finance II ULC, Calpine Capital Trust IV and Calpine Capital Trust V filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration, or continuous offering, process. Under this shelf process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000, which amount includes over-allotment options with regard to certain securities.

     Pursuant to Rule 3-10 of Regulation S-X promulgated by the SEC, we are not required to include in this prospectus separate financial statements of Calpine Canada Energy Finance ULC, which we refer to as "Energy Finance," Calpine Canada Energy Finance II ULC, which we refer to as "Energy Finance II," Calpine Capital Trust IV, which we refer to as "Trust IV," or Calpine Capital Trust V, which we refer to as "Trust V," because:

     - in the case of Energy Finance and Energy Finance II, all of each of their respective voting rights are owned by Calpine Corporation (which we refer to as "Calpine"), either directly or indirectly;

     - in the case of Trust IV and Trust V, the sum of all of each of their respective interests are owned by Calpine, either directly or through wholly-owned subsidiaries of Calpine, other than (i) securities that are guaranteed by Calpine and, if applicable, other 100%-owned subsidiaries of Calpine and (ii) securities that guarantee securities issued by Calpine and, if applicable, other 100% owned subsidiaries of Calpine;

     - Calpine files periodic and other reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

     - none of Energy Finance, Energy Finance II, Trust IV or Trust V has operations other than the investment of funds in Calpine or its subsidiaries; and

     - Calpine will fully and unconditionally guarantee the obligations of Energy Finance, Energy Finance II, Trust IV and Trust V, and the rights of holders of their securities, and no subsidiary of Calpine will guarantee those obligations.

     Because Energy Finance, Energy Finance II, Trust IV and Trust V are permitted to omit financial statements, pursuant to Rule 12h-5 under the Securities Exchange Act, they are not subject to the information reporting requirements of that Act.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell such securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered, including any guarantees. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information; Documents Incorporated by Reference."

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information; Documents Incorporated by Reference."

     You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

     The prospectus incorporates business and financial information about us that is not included or delivered with this document. YOU MAY REQUEST AND OBTAIN THIS INFORMATION FREE OF CHARGE BY WRITING TO US AT CALPINE CORPORATION, 50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113, ATTENTION: LISA M. BODENSTEINER, ASSISTANT SECRETARY, OR BY TELEPHONING US AT (408) 995-5115.

     Unless we have indicated otherwise, in this prospectus references to "Calpine" are to Calpine Corporation, references to "Energy Finance" are to Calpine Canada Energy Finance ULC, references to "Energy Finance II" are to Calpine Canada Energy Finance II ULC, references to "Trust IV" are to Calpine Capital Trust IV, references to "Trust V" are to Calpine Capital Trust V, references to "the trusts" are, collectively, to Trust IV and Trust V, and references to "we," "us" and "our" or similar terms are, collectively, to Calpine Corporation and its consolidated subsidiaries. Unless otherwise indicated, references in this prospectus to "$" or "dollar" are to the lawful currency of the United States.

     On April 19, 2001, we acquired Encal Energy Ltd. ("Encal") in a merger transaction that was accounted for as a pooling-of-interests under U.S. GAAP. All financial information contained in this prospectus has been restated for all periods presented as if Encal and Calpine had always been combined. As used in this prospectus, "EBITDA, as adjusted" is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expenses, plus depreciation and amortization, plus distributions on our company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts ("HIGH TIDES"(SM)). This non-GAAP measure is presented not as a measure of operating results, but rather as a measure of our ability to service debt. EBITDA, as adjusted, should not be construed as an alternative to either (i) income from operations (determined in accordance with U.S. GAAP) or
(ii) cash flows from operating activities (determined in accordance with U.S.
GAAP). Prior to 2000, EBITDA had been calculated according to an indenture definition. EBITDA, as adjusted, for 1996 through 1999 has been restated to conform to the definition set forth above.

                              CALPINE CORPORATION

     We are a leading independent power company engaged in the development, acquisition, ownership and operation of power generation facilities and the sale of electricity and steam in the United States, Canada and the United Kingdom. We have experienced significant growth in all aspects of our business over the last five years. Currently, we own interests in 62 power plants having a net capacity of 11,130 megawatts. We also have 27 gas-fired projects under construction having a net capacity of 15,163 megawatts. Upon completion of the projects under construction, we will have interests in 85 power plants (including expansions of current facilities) located in 21 U.S. states, three Canadian provinces and in the United Kingdom, having a net capacity of 26,293 megawatts. Of this total generating capacity, 97% will be attributable to gas-fired facilities and 3% will be attributable to geothermal facilities. As a result of our expansion program, our revenues, EBITDA, as adjusted, earnings and assets have grown significantly over the last five years, as shown in the table below.

                                                                         COMPOUND ANNUAL
                                                  1996        2000         GROWTH RATE
                                                --------    ---------    ---------------
                                                (DOLLARS IN MILLIONS)
Total Revenue.................................  $  291.5    $ 2,547.1           72%
EBITDA, as adjusted...........................     144.2      1,017.2           63%
Net Income....................................      14.8        372.6          124%
Total Assets..................................   1,245.0     10,323.2           70%

In addition, we have 34 gas-fired projects (power plants and expansions of current facilities) in advanced development with a net capacity of approximately 15,100 megawatts. As we recently announced, we will continue development of these projects until they are ready for construction. At that point, a development project will be placed on hold pending further review by our investment committee, based upon market conditions, financing terms and other factors in effect at that time.

     Since our inception in 1984, we have developed substantial expertise in all aspects of the development, acquisition and operation of power generation facilities. We believe that the vertical integration of our extensive engineering, construction management, operations, fuel management, power marketing and financing capabilities provides us with a competitive advantage to successfully implement our construction program and has contributed to our significant growth over the past five years.

     Calpine is a corporation organized and existing under the laws of the State of Delaware. Our principal executive office is located at 50 West San Fernando Street, San Jose, California 95113. Our registered office is located at 9 East Loockerman Street, Dover, Delaware 19901, c/o National Registered Agents, Inc.

CAPITALIZATION

     The following table sets forth, as of September 30, 2001, (i) Calpine's actual consolidated capitalization, and (ii) on an estimated basis for the purposes of this prospectus, Calpine's consolidated capitalization as adjusted to reflect the net effect of (a) an offering of $530 million in aggregate principal amount of 8 1/2% Senior Notes Due 2008 issued by Energy Finance and guaranteed by Calpine, (b) an offering of $850 million in aggregate principal amount of 8 1/2% Senior Notes Due 2011 issued by Calpine directly, (c) an offering of C$200 million in aggregate principal amount of 8 3/4% Senior Notes Due 2007 issued by Energy Finance and guaranteed by Calpine, (d) an offering of L200 million in aggregate principal amount of 8 7/8% Senior Notes Due 2011 issued by Energy Finance II and guaranteed by Calpine, (e) E175 million in aggregate principal amount of 8 3/8% Senior Notes Due 2008 issued by Energy Finance II and guaranteed by Calpine, (f) an offering of $654.5 million in principal of pass through lease certificates relating to certain sale/leaseback transactions for the Southpoint, Broad River and RockGen facilities, (g) an offering of $1.2 billion in aggregate principal amount of 4% Convertible Senior Notes Due 2006 issued by Calpine directly, (h) the use of proceeds from the above transactions including the anticipated repurchase of our zero-coupon convertible debentures due 2021, and (i) the acquisition of the remaining 14% of the voting stock of Michael Petroleum Corporation. The adjustments do not reflect normal day-to-day operations. This table should be read in conjunction with the consolidated financial statements and related notes thereto and the unaudited consolidated condensed financial statements and related notes thereto incorporated by reference in this prospectus. All non-dollar amounts are translated into dollar amounts using recent exchange rates.

                                                                SEPTEMBER 30, 2001
                                                            --------------------------
                                                              ACTUAL       AS ADJUSTED
                                                            -----------    -----------
                                                                   (UNAUDITED)
                                                                  (IN THOUSANDS,
                                                              EXCEPT SHARE AMOUNTS)
SHORT-TERM DEBT:
Notes payable and borrowings under lines of credit,
  current portion.........................................  $     1,120    $     1,120
Project financing, current portion........................        1,626          1,626
Capital lease obligation, current portion.................        2,188          2,188
Zero-Coupon Convertible Debentures Due 2021...............    1,000,000             --
                                                            -----------    -----------
     Total short-term debt................................    1,004,934          4,934
LONG-TERM DEBT:
Notes payable and borrowings under lines of credit, net of
  current portion.........................................      206,120         71,120
Project financing, net of current portion.................    2,620,536      2,193,687
Convertible Senior Notes Due 2006.........................           --      1,200,000
Senior notes..............................................    6,300,040      7,057,290
Capital lease obligation, net of current portion..........      207,149        207,149
                                                            -----------    -----------
     Total long-term debt.................................    9,333,845     10,729,246
                                                            -----------    -----------
Company-obligated mandatorily redeemable convertible
  preferred securities of subsidiary trusts...............    1,122,846      1,122,846
Minority interests........................................       79,651         39,573
                                                            -----------    -----------
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value:
  10,000,000 shares authorized; one share outstanding,
  actual and as adjusted..................................           --             --
                                                            -----------    -----------
Common stock, $.001 par value:
  1,000,000,000 shares authorized; 305,159,897 shares
     outstanding, actual and as adjusted..................          305            305
Additional paid-in capital................................    2,018,760      2,018,760
Retained earnings.........................................    1,096,022      1,096,022
Accumulated other comprehensive loss......................     (223,160)      (223,160)
                                                            -----------    -----------
     Total stockholders' equity...........................    2,891,927      2,891,927
                                                            -----------    -----------
     Total capitalization.................................  $14,433,203    $14,788,526
                                                            ===========    ===========

THE MARKET

     The power industry represents the third largest industry in the United States, with an estimated end-user market of over $215 billion of electricity sales in 2000 produced by an aggregate base of power generation facilities with a capacity of approximately 860,000 megawatts. In response to increasing customer demand for access to low-cost electricity and enhanced services, new regulatory initiatives have been and are continuing to be adopted at both the state and federal level to increase competition in the domestic power generation industry. The power generation industry historically has been largely characterized by electric utility monopolies producing electricity from old, inefficient, high-cost generating facilities selling to a captive customer base. Industry trends and regulatory initiatives have transformed the existing market into a more competitive market where end-users purchase electricity from a variety of suppliers, including non-utility generators, power marketers, public utilities and others.

     There is a significant long-term need for additional power generating capacity throughout the United States, both to satisfy increasing demand, as well as to replace old and inefficient generating facilities. Due to environmental and economic considerations, we believe this new capacity will be provided predominantly by gas-fired facilities. We believe that these market trends will create substantial opportunities for efficient, low-cost power producers that can produce and sell energy to customers at competitive rates.

     In addition, as a result of a variety of factors, including deregulation of the power generation market, utilities, independent power producers and industrial companies are disposing of power generation facilities. To date, numerous utilities have sold or announced their intentions to sell their power generation facilities and have focused their resources on the transmission and distribution business segments. Many independent producers are also seeking to dispose of their plants in response to competitive pressures, and industrial companies are selling their power plants to redeploy capital in their core businesses.

STRATEGY

     Our strategy is to continue to capitalize on the significant opportunities in the power market by completing our power plants that are currently under construction and by continuing to develop and acquire additional plants when it is economically advantageous for us to do so. In pursuing our strategy, we utilize our management and technical knowledge to implement a fully integrated approach to the acquisition, development, construction and operation of power generation facilities. This approach uses our expertise in design, engineering, procurement, finance, construction management, fuel and resource production, acquisition, operations and power marketing, which we believe provides us with a competitive advantage.

RECENT DEVELOPMENTS

     In addition to the recent developments described below, please see the recent developments described in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Form 8-K filed on September 10, 2001, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and our Current Reports on Form 8-K filed on February 9, 2001, April 10, 2001, April 19, 2001, April 30, 2001, June 26,
2001, July 9, 2001, July 13, 2001, July 17, 2001, July 27, 2001, September 5,
2001, September 28, 2001, October 9, 2001, October 12, 2001, October 26, 2001,
November 13, 2001, December 3, 2001, December 7, 2001, December 13, 2001, December 20, 2001, January 16, 2002 and January 17, 2002, each of which is incorporated by reference in this prospectus.

2001 EARNINGS

     As a result of the nationwide economic slowdown, the industry experienced lower industrial demand during 2001 which, along with unusually mild weather, reduced prices for power. In light of these factors, we are revising our 2001 earnings (before deduction of non-recurring merger costs in connection with the Encal pooling-of-interests transaction) expectations to approximately $1.95 per share from the $2.00 to $2.05 per share guidance that we had previously provided.

LIQUIDITY AND CAPITAL RESOURCES

     On December 2, 2001, Enron Corp. filed for reorganization under Chapter 11 of the United States Bankruptcy Code. As previously reported, we had entered into a master netting agreement with Enron on November 14, 2001, and had decreased our trading activity with Enron for several months prior to its bankruptcy filing. Based on legal analysis of our netting arrangements, we believe that we have no net exposure to Enron.

     The Enron bankruptcy has created significant uncertainty in the power generation sector. On December 14, 2001, Moody's Investors Service downgraded our long-term debt from Baa3 (its lowest investment grade rating) to Ba1 (its highest non-investment grade rating) after reviewing our near-term cashflow, liquidity sources and financial flexibility. In addition, on December 19, 2001, Fitch Inc. downgraded our long-term debt from BBB- (its lowest investment grade rating) to BB+ (its highest non-investment grade rating). We remain on credit watch with negative implications at Moody's and Fitch. Standard & Poor's has affirmed our rating at BB+, unchanged from prior to the Enron bankruptcy. Many other issuers in the power generation sector have also been downgraded by one or more of the ratings agencies during this period. As described below, Calpine has raised funds in both the capital markets and the bank credit market during this period of uncertainty, confirming that Calpine has adequate liquidity and access to capital to support its needs.

     In recognition of the uncertainty affecting the power generation market, we are continuously evaluating all options available to us. We will continue to communicate with the market as future developments warrant.

FINANCINGS

     On December 26, 2001, we completed an offering of $1 billion in aggregate principal amount of 4% Convertible Senior Notes Due 2006 issued directly by Calpine. On each of December 31, 2001 and January 3, 2002 we completed related offerings of $100 million in aggregate principal amount of these Convertible Senior Notes, both issuances being pursuant to partial exercises of a $200 million option to purchase additional Convertible Senior Notes granted to the initial purchaser. As a result of these additional closings, the initial purchaser's option was exercised in full and an aggregate principal amount of $1.2 billion of 4% Convertible Senior Notes was issued by Calpine. Proceeds from these offerings will be used to retire our zero-coupon convertible debentures due April 30, 2021, either in open-market purchases, negotiated transactions or upon exercise by holders of a put option in April 2002, and for general corporate purposes.

     On October 16, 2001, we completed US dollar offerings of $530 million in aggregate principal amount of Senior Notes Due 2008 issued by Energy Finance and guaranteed by Calpine and of $850 million in aggregate principal amount of Senior Notes Due 2011 issued by Calpine directly. On October 18, 2001, we completed an offering of C$200 million in aggregate principal amount of Senior Notes Due 2007 issued by Energy Finance and guaranteed by Calpine, and completed offerings of L200 million in aggregate principal amount of Senior Notes Due 2011 and E175 million in aggregate principal amount of Senior Notes Due 2008 issued by Energy Finance II ULC and guaranteed by Calpine. Proceeds from these offerings were used to refinance existing bridge loan financings incurred to fund recently completed transactions, finance the development and construction of additional power generation facilities and for working capital and general corporate purposes. On October 18, 2001, we also completed an offering of $654.5 million in principal of pass through lease certificates relating to certain sale/leaseback transactions. Proceeds from these offerings were used to refinance outstanding borrowings under our construction loan facilities, certain project-specific debt and other indebtedness and for working capital and general corporate purposes.

ACQUISITIONS

     On November 6, 2001, we acquired Bechtel Enterprises Holdings, Inc.'s 50% interest in the Delta Energy Center, the Metcalf Energy Center and the Russell City Energy Center for approximately $154 million and the assumption of approximately $141 million of debt.

     On October 22, 2001, we acquired the remaining 14% of the voting stock of Michael Petroleum Corporation for approximately $41.9 million.

WORKING CAPITAL CREDIT FACILITY

     In January 2002, we received commitment letters from our lenders for an additional $1 billion unsecured working capital credit facility. The new one-year facility, which we expect to close by the end of January, will enable Calpine to borrow up to $350 million and will provide us with up to $1 billion of letter of credit capacity. The banks in the new credit facility are The Bank of Nova Scotia, Bank of America, Bayerische Landesbank Girozentrale, Citibank, Credit Suisse First Boston, Deutsche Bank and The Toronto-Dominion Bank. Added to our existing $400 million working capital credit facility, which expires on May 24, 2003, upon closing of the new credit facility, Calpine will have access to up to $750 million in borrowing capacity and up to $1.4 billion of letter of credit capacity.

CALIFORNIA POWER MARKET

     The deregulation of the California power market produced significant unanticipated results in the past year and a half. The deregulation froze the rates that utilities can charge their retail and business customers in California, until recent rate increases approved by the California Public Utilities Commission ("CPUC"), and prohibited the utilities from buying power on a forward basis, while wholesale power prices were not subjected to limits.

     In the past year and a half, a series of factors reduced the supply of power to California, which resulted in wholesale power prices that were at times significantly higher than historical levels. Several factors contributed to this increase, including:

     - significantly increased volatility in prices and supplies of natural gas;

     - an unusually dry fall and winter in the Pacific Northwest during 2000, which reduced the amount of available hydroelectric power from that region (typically, California imports a portion of its power from this source);

     - the large number of power generating facilities in California nearing the end of their useful lives, resulting in increased downtime (either for repairs or because they have exhausted their air pollution credits and replacement credits have become too costly to acquire on the secondary market); and

     - continued obstacles to new power plant construction in California, which deprived the market of new power sources that could have, in part, ameliorated the adverse effects of the foregoing factors.

     As a result of this situation, two major California utilities that are subject to the retail rate freeze, including Pacific Gas & Electric Company ("PG&E"), faced wholesale prices that far exceeded the retail prices they were permitted to charge. This led to significant under-recovery of costs by these utilities. As a consequence, these utilities have defaulted under a variety of contractual obligations, including payment obligations to power generators. PG&E has defaulted on payment obligations to Calpine under our long-term qualifying facility ("QF") contracts, which are subject to federal regulation under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). The PG&E QF contracts are in place at 11 of our facilities and represent nearly 600 megawatts of electricity for Northern California customers.

PG&E BANKRUPTCY PROCEEDINGS

     On April 6, 2001, PG&E filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. As of April 6, 2001, we had recorded approximately $265.6 million in accounts receivable with PG&E under our QF contracts, plus a $68.7 million note receivable not yet due and payable. We are currently selling power to PG&E pursuant to our long-term QF contracts, and PG&E is paying on a current basis for these purchases. On December 6, 2001, Calpine and PG&E entered into an agreement whereby PG&E agreed to pay all of its outstanding payables owed under its QF contracts for power deliveries made by Calpine to PG&E during the period from December 1, 2000 through April 6, 2001 (the period during which the $265.6 million in accounts receivable noted above was accrued). Pursuant to this agreement, beginning December 31, 2001, PG&E will pay us monthly principal and interest payments until the earlier of November 30, 2002, or the date when PG&E's plan of reorganization becomes effective. The bankruptcy court approved this agreement on December 21, 2001. We sold this receivable on December 31, 2001 for 96.125% of its face value.

CPUC PROCEEDINGS REGARDING QF CONTRACT PRICING

     Our QF contracts with PG&E provide that the CPUC has the authority to determine the appropriate utility "avoided cost" to be used to set energy payments for certain QF contracts, including those for all of our QF plants in California which sell power to PG&E. Section 390 of the California Public Utility Code provided QFs the option to elect to receive energy payments based on the California Power Exchange ("PX") market clearing price. In mid-2000, our QF facilities elected this option and were paid based upon the PX zonal day ahead clearing price ("PX Price") from summer 2000 until January 19, 2001, when the PX ceased operating a day ahead market. Since that time, the CPUC has ordered that the price to be paid for energy deliveries by QFs electing the PX Price shall be based on a natural gas cost-based "transition formula." The CPUC has conducted proceedings (R.99-11-022) to determine whether the PX Price was the appropriate price for the energy component upon which to base payments to QFs which had elected the PX based pricing option. The CPUC has issued a proposed decision to the effect that the PX price was the appropriate price for energy payments under the California Public Utility Code. However, a final decision has not been issued to date. Therefore, it is possible that the CPUC could order a payment adjustment based on a different energy price determination. We believe that the PX Price was the appropriate price for energy payments but there can be no assurance that this will be the outcome of the CPUC proceedings.

     On March 28, 2001, the CPUC issued an order (Decision 01-03-067) (the "March 2001 Decision") proposing to change, on a prospective basis, the composition of the short run avoided cost ("SRAC") energy price formula, which is reset monthly, used by the California utilities in QF contracts. Prior to the March 2001 Decision, CPUC regulations calculated SRAC based on 50% Topock and 50% Malin border gas indices. In the March 2001 Decision, the CPUC changed this formulation to eliminate the prices at Topock from the SRAC formula. The March 2001 Decision is subject to challenges at the CPUC and the Federal Energy Regulatory Commission ("FERC").

     On June 14, 2001, however, the CPUC issued an order (Decision 01-06-015) (the "June 2001 Decision") that authorized the California utilities, including PG&E, to amend QF contracts to elect a fixed energy price component that averages 5.37 cents per kilowatt-hour for a five-year term under those contracts in lieu of using the SRAC energy price formula. By this order, the CPUC authorized the QF contract energy price amendments without further CPUC concurrence. As part of the agreement we entered into with PG&E pursuant to which PG&E agreed to assume its QF contracts with us in bankruptcy, PG&E agreed with us to amend these contracts to adopt the fixed price component that averages 5.37 cents pursuant to the June 2001 Decision. This election became effective as of July 16, 2001. As a result of the June 2001 Decision and our agreement with PG&E to amend the QF contracts to adopt the fixed price energy component, the energy price component in our QF contracts is now fixed for five years and we are no longer subject to any uncertainty that may have existed with respect to this component of our QF contract pricing as a result of the March 2001 Decision.

CALIFORNIA LONG-TERM SUPPLY CONTRACTS

     California has adopted legislation permitting it to issue long-term revenue bonds to provide funding for wholesale purchases of power. The bonds will be repaid with the proceeds of payments by retail customers over time. The California Department of Water Resources ("DWR") sought bids for long-term power supply contracts in a publicly announced auction. We successfully bid in that auction, and signed several long-term power supply contracts with DWR.

     On February 7, 2001, we announced the signing of a 10-year, $4.6 billion fixed-price contract with DWR to provide electricity to the State of California. We committed to sell up to 1,000 megawatts of electricity, with initial deliveries of 200 megawatts starting October 1, 2001, which increases to 1,000 megawatts by January 1, 2004. The electricity will be sold directly to DWR on a 24-hour, 7-day-a-week basis.

     On February 28, 2001, we announced the signing of two long-term power sales contracts with DWR. Under the terms of the first contract, a $5.2 billion, 10-year, fixed-price contract, we committed to sell up to 1,000 megawatts of generation. Initial deliveries began July 1, 2001 with 200 megawatts and increase to 1,000 megawatts by as early as July 2002. Under the terms of the second contract, a 20-year contract totaling up to $3.1 billion, we will supply DWR with up to 495 megawatts of peaking generation, beginning with 90 megawatts in 2002.

     As previously reported, we recently met with representatives of the State of California, DWR, the CPUC and their advisors to discuss the status of these contracts. All parties agree that these contracts are enforceable as written. However, we are always willing to discuss with our customers proposals to restructure or otherwise modify existing contracts to address concerns of our customers if we can do so without adversely affecting our interests. These discussions are ongoing, and it would be premature to attempt to predict an outcome at this time.

FERC INVESTIGATION INTO CALIFORNIA WHOLESALE MARKETS

     In August 2000, FERC initiated an investigation of the California power markets. In November 2000, FERC found that the California power market structure and market rules were seriously flawed, and that these flaws, together with short supply relative to demand, resulted in unusually high energy prices. FERC proposed specific remedies to the identified market flaws that included the potential refund of rates charged for service determined by FERC not to be just and reasonable.

     Through a series of orders most recently culminating in its order of December 19, 2001, FERC has prescribed a methodology for determining potential refunds in the California wholesale electric markets. The key elements of this methodology are:

     - the refund period runs from October 2, 2000 through June 19, 2001.

     - the only sales subject to price mitigation and potential refund are spot market transactions (sales entered into 24 hours or less in advance of the delivery of power).

     - the methodology for determining refunds is based upon the costs associated with the least efficient generating unit needed to meet system requirements during any relevant pricing interval.

     - any refunds calculated under this methodology are to be offset by amounts owed to the seller from various entities purchasing power in California.

     - actual application of the methodology and calculations of any refunds remain subject to ongoing proceedings before the FERC which are scheduled to conclude during the latter half of 2002.

     The scope of the ongoing FERC investigation is limited to spot market sales made to the ISO and PX during the October 2, 2000 to June 19, 2001 time period and so Calpine's forward long-term contracts (including its QF contracts) are not subject to this investigation. Due to the ongoing nature of this investigation and ambiguities concerning how the refund methodology is to be applied, it is not possible at this time to predict the amount of any potential refunds that Calpine ultimately may be required to pay. However, based on the information available at this time, we do not believe that the proceeding will result in a material adverse effect on our financial conditions or results of operations. It also should be noted that all of FERC orders issued in these proceedings to date are subject to judicial review sought by various parties. The outcome of these judicial proceedings cannot be determined at this time.

     In addition to its orders concerning the refund methodology, the FERC on June 19, 2001 ordered price mitigation in 11 states in the western United States in an attempt to reduce the dependence of the

California market on the spot markets in favor of longer-term committed energy supplies. The order provides for price mitigation in the spot market throughout the 11-state western region during "reserve deficiency hours," which is when operating reserves in California fall below 7%. This price will be a single market clearing price based upon the marginal operating costs of the last unit dispatched by the California ISO. In addition, FERC implemented price mitigation in non-reserve deficiency hours, which will be set at 85% of the market clearing price during the last reserve deficiency period. These price mitigation procedures went into effect on June 20, 2001 and will remain in effect until September 30, 2002. In its order of December 19, 2001, FERC modified this plan in certain respects, including the establishment of a higher market clearing price for the winter season ending on May 1, 2002. Various parties have sought judicial review of the price mitigation plan. The outcome of these judicial proceedings cannot be determined at this time.

     The retention by FERC of a market-based, rather than a cost-of-service-based, rate structure, will enable Calpine to continue to realize benefits from our efficient, modern power plants. We believe that Calpine's marginal costs will continue to be below any price cap imposed by FERC, whether during reserve deficiency hours or at other times. Therefore, we believe that FERC's mitigation plan will not have a material adverse effect on our financial condition or results of operations.

LITIGATION

     On December 17, 2001, we were notified that a derivative lawsuit had been filed in the Superior Court of Santa Clara County in California against Calpine and its directors and a senior executive officer. The complaint alleges, among other things, that Calpine made materially inaccurate statements and that certain directors and the named officer sold shares of Calpine common stock while in possession of material nonpublic information. We believe that this lawsuit is wholly without merit and intend to contest it vigorously.

PRINCIPAL EXECUTIVE OFFICES

     Calpine's principal executive offices are located at 50 West San Fernando Street, San Jose, California 95113. Our telephone number is (408) 995-5115, and our home page on the world wide web is at http://www.calpine.com. The contents of our website are not part of this prospectus.

                     CALPINE CANADA ENERGY FINANCE ULC AND
                      CALPINE CANADA ENERGY FINANCE II ULC

     Energy Finance is an unlimited liability company organized in March 2001 under the laws of Nova Scotia, Canada. Energy Finance II is an unlimited liability company organized in July 2001 under the laws of Nova Scotia, Canada. Energy Finance's direct parent company is Quintana Canada Holdings, LLC, a Delaware limited liability company. Energy Finance II's direct parent company is Calpine Canada Resources Ltd., an Alberta, Canada corporation.

     Energy Finance and Energy Finance II are both indirect, wholly-owned special purpose finance subsidiaries of Calpine that engage in financing activities to raise funds for the business operations of Calpine and its subsidiaries. They will each issue debt securities and warrants to purchase debt securities. Their debt securities will be fully and unconditionally guaranteed by Calpine.

     For the reasons set forth under the caption "About this Prospectus," we are not required to include separate financial statements of Energy Finance or Energy Finance II in this prospectus and neither entity is subject to the information reporting requirements of the Securities Exchange Act.

     The registered office of each of Energy Finance and Energy Finance II is Suite 800, Purdy's Wharf, Tower 1, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia B3J 3N2, and their telephone number at that address is
(902) 420-3335.

              CALPINE CAPITAL TRUST IV AND CALPINE CAPITAL TRUST V

     Each of Trust IV and Trust V is a Delaware business trust created under the Delaware Business Trust Act. Each of the trusts will be governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of each trust and Calpine. Each declaration will be qualified under the Trust Indenture Act of 1939.

     For the reasons set forth under the caption "About this Prospectus," we are not required to include separate financial statements of Trust IV or Trust V in this prospectus and neither entity is subject to the information reporting requirements of the Securities Exchange Act.

     Each of the trusts will exist primarily for the purposes of (i) issuing its trust preferred and trust common securities; (ii) investing the proceeds from the sale of its securities in Calpine's debt securities; and (iii) engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Calpine's debt securities.

     When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Calpine will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%. Wilmington Trust Company, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee issued by Calpine, which will be separately qualified under the Trust Indenture Act of 1939.

     Each of the trusts will initially have three trustees. One of the trustees will be an individual who is an officer or employee of Calpine. The second trustee will be Wilmington Trust Company, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The third trustee will be Wilmington Trust Company, which will serve as Delaware trustee and has its principal place of business in the State of Delaware.

     Unless otherwise provided in the applicable prospectus supplement, because Calpine will own all of the trust common securities of each trust, Calpine will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

     The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, and the duties and obligations of the trustees of a trust, will be contained in and governed by the declaration of trust of that trust (as it may be amended and restated from time to time), the Delaware Business Trust Act and the Trust Indenture Act of 1939.

     The address of each trust is 50 West San Fernando Street, San Jose, California 95113, and the telephone number of each trust at that address is
(408) 995-5115.

                                  RISK FACTORS

     Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Current Report on Form 8-K filed on September 10, 2001, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, each of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our respective business operations.

                      WHERE YOU CAN FIND MORE INFORMATION;
                      DOCUMENTS INCORPORATED BY REFERENCE

     Calpine files annual, quarterly and special reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC's public reference room in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov.

     None of Energy Finance, Energy Finance II, Trust IV or Trust V is currently subject to the information reporting requirements of the Securities Exchange Act, for the reasons set forth under the caption "About this Prospectus."

     The SEC permits us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

     - Calpine's Annual Report on Form 10-K for the year ended December 31, 2000, as restated in its Form 8-K filed on September 10, 2001;

     - Calpine's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     - Calpine's Current Reports on Form 8-K filed on February 9, 2001, April 10, 2001, April 19, 2001, April 30, 2001, June 26, 2001, July 9, 2001,
       July 13, 2001, July 17, 2001, July 27, 2001, September 5, 2001, September
       28, 2001, October 9, 2001, October 12, 2001, October 26, 2001, November
       13, 2001, December 3, 2001, December 7, 2001, December 13, 2001, December 20, 2001, January 16, 2002 and January 17, 2002; and

     - the description of Calpine's common stock contained in Calpine's Registration Statement on Form 8-A/A (File No. 001-12079), filed with the SEC on September 28, 2001.

     This prospectus also incorporates by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the securities being registered or until this offering is otherwise terminated.

     If you request a copy of any or all of the documents incorporated by reference, then we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies either by writing to Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, attention: Lisa M. Bodensteiner, Assistant Secretary, or by telephoning (408) 995-5115.

     We have filed with the SEC a joint registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. Copies of documents described herein are available free of charge upon request as provided in the preceding paragraph.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus or any prospectus supplement and incorporated by reference into this prospectus or any prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our respective, or our respective management's, intents, beliefs or current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our respective, or our respective industry's, actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following:

     - the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto;

     - the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity;

     - commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, the failure of third-party contractors to perform their contractual obligations or the failure to obtain financing on acceptable terms;

     - unseasonable weather patterns that produce reduced demand for power;

     - systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers;

     - cost estimates are preliminary and actual costs may be higher than estimated;

     - a competitor's development of lower-cost generating gas-fired power plants;

     - risks associated with marketing and selling power from power plants in the newly-competitive energy market;

     - risks associated with engineering, designing, manufacturing, marketing and selling combustion turbine parts and components;

     - delivery and performance risks associated with combustion turbine parts and components attributable to production, quality control, suppliers and transportation;

     - the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; and

     - other risks identified from time to time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Current Report on Form 8-K filed on September 10, 2001, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, each of which is incorporated by reference in this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

            CALPINE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth Calpine's consolidated ratio of earnings to fixed charges for the indicated periods.

       YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED
-------------------------------------     SEPTEMBER 30,
1996    1997    1998    1999    2000          2001
-----   -----   -----   -----   -----   -----------------
1.30x.. 1.68x   1.52x   1.83x   2.26x         1.96x

     For purposes of computing our consolidated ratio of earnings to fixed charges, earnings consist of pretax income before adjustment for minority interests in its consolidated subsidiaries or income or loss from equity investees plus fixed charges, amortization of capitalized interest and distributed income of equity investees, reduced by interest capitalized and the minority interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized (including amortized premiums, discounts and capitalized expenses related to indebtedness), an estimate of the interest within rental expense and the distributions on the HIGH TIDES(SM).

                                USE OF PROCEEDS

     Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we will use, directly or indirectly, for financing power projects under development or construction, working capital, general corporate purposes and any other purpose specified in a prospectus supplement. We may conduct concurrent or additional financings at any time. The net proceeds from the sale of debt securities by Energy Finance or Energy Finance II to which this prospectus relates will be lent to us or our affiliates by Energy Finance or Energy Finance II, as applicable, pursuant to one or more intercompany loans. The net proceeds from the sale of trust preferred securities and trust common securities by Trust IV and Trust V to which this prospectus relates will be used to purchase our debt securities, and, unless otherwise specified in a prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of such debt securities to our general funds, which we will use, directly or indirectly, for financing power projects under development or construction, working capital, general corporate purposes and any other purpose specified in a prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered through this prospectus in and outside the United States (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

     - the terms of the offering;

     - the names of any underwriters or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the securities;

     - the net proceeds from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS

     Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

     Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

GENERAL INFORMATION

     Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by Calpine and, if applicable, Energy Finance, Energy Finance II, Trust IV or Trust V, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     Calpine's authorized capital stock consists of 1,000,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. The following summary is qualified in its entirety by the provisions of Calpine's amended and restated certificate of incorporation and by-laws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The information provided below reflects the 2 for 1 split of Calpine's common stock that became effective on October 7, 1999, the 2 for 1 split of Calpine's common stock that became effective on June 8, 2000 and the 2 for 1 split of Calpine's common stock that became effective on November 14, 2000.

COMMON STOCK

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. See
"-- Dividend Policy," below. In the event of Calpine's liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. Pursuant to a rights agreement entered into in June 1997, as amended, Calpine's shares of common stock outstanding prior to the occurrence of events specified in the rights agreement have certain preferred share purchase rights, which are set forth in more detail in the rights agreement incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "-- Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws, Rights Plan and Delaware Law -- Rights Plan," below.

PRICE RANGE OF COMMON STOCK

     Calpine's common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "CPN." Public trading of the common stock commenced on September 20, 1996. Prior to that, there was no public market for the common stock. The following table sets forth, for the periods indicated, the high and low sale price per share of the common stock on the NYSE.

                                                            HIGH        LOW
                                                           -------    -------
1999
  First Quarter..........................................  $  4.67    $  3.16
  Second Quarter.........................................     7.38       4.39
  Third Quarter..........................................    11.97       6.85
  Fourth Quarter.........................................    16.38      10.63
2000
  First Quarter..........................................  $ 30.75    $ 16.09
  Second Quarter.........................................    35.22      18.13
  Third Quarter..........................................    52.25      32.25
  Fourth Quarter.........................................    52.97      32.25
2001
  First Quarter..........................................  $ 58.04    $ 29.00
  Second Quarter.........................................    57.35      36.20
  Third Quarter..........................................    46.00      18.90
  Fourth Quarter.........................................    28.85      10.00
2002
  First Quarter (through January 14, 2002)...............  $ 17.28    $ 13.01

     As of January 14, 2002, there were approximately 1,148 holders of record of our common stock. On January 14, 2002, the last sale price reported on the NYSE for our common stock was $14.61 per share.

DIVIDEND POLICY

     We do not anticipate paying any cash dividends on Calpine's common stock in the foreseeable future because we intend to retain our earnings to finance the expansion of our business and for general corporate purposes. In addition, our ability to pay cash dividends is restricted under certain of our indentures and our other debt agreements. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions and such other factors as the board of directors may deem relevant.

PREFERRED STOCK

     The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series that will be filed as an amendment to this registration statement at the time such series of preferred stock is offered. The prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

     As of January 14, 2002, there was one share of Calpine's preferred stock outstanding. Our board of directors has the authority, without further vote or action by the stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock, including without limitation dividend rights, if any, voting rights, if any, and liquidation and conversion rights, if any. The board of directors has the authority to fix the number of shares constituting any series and the designations of such series without any further vote or action by the stockholders. The board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Calpine, or could delay or prevent a transaction that might otherwise give Calpine's stockholders an opportunity to realize a premium over the then prevailing market price of the common stock.

     Calpine's board of directors has authorized the issuance of up to 1,000,000 shares of Series A Participating Preferred Stock, par value $.001 per share, pursuant to a rights plan adopted by Calpine's board of directors on June 5, 1997, which was amended on September 19, 2001. As of January 14, 2002, no shares of Calpine's participating preferred stock were outstanding. A description of the rights plan and the participating preferred stock is set forth under "-- Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law -- Rights Plan," below.

     In connection with the business combination with Encal, a series of preferred stock of Calpine, consisting of one share, was designated as special voting preferred stock, having a par value of $.001 and a liquidation preference of $.001. Except as otherwise required by law or Calpine's certificate of incorporation, the one share of special voting preferred stock possesses a number of votes for the election of directors and on all other matters submitted to a vote of Calpine's stockholders equal to the number of outstanding exchangeable shares issued by Calpine's wholly-owned subsidiary from time to time and not owned by Calpine or any entity controlled by Calpine. The holders of Calpine common stock and the holder of the share of special voting preferred stock will vote together as a single class on all matters on which holders of Calpine's common stock are eligible to vote. In the event of Calpine's liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for shares of Calpine's common stock, and the holder of the special voting preferred stock will not be entitled to receive any assets available for distribution to Calpine's stockholders. The holder of the share of special voting preferred stock will not be entitled to receive dividends. The share of special voting preferred stock was issued to a Canadian trust company, as trustee under a voting and exchange trust agreement among us, Calpine Canada Holdings Ltd. and the trustee. At such time as the one share of special voting preferred stock has no votes attached to it because there are no exchangeable shares outstanding not owned by us or an entity controlled by us, the share of special voting preferred stock will be canceled.

     A prospectus supplement with respect to the issuance of a series of preferred stock will specify:

     - the maximum number of shares;

     - the designation of the shares;

     - the annual dividend rate, if any, whether the dividend rate is fixed or variable, whether the series of preferred stock will be issued with original issue discount and, if so, the computed dividend rate thereon, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

     - the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

     - the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

     - any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

     - the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

     - the voting rights, if any; and

     - any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

     As described under "Description of Depositary Shares," below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. Each depositary receipt will represent an interest in a share of a particular series of preferred stock that we will issue and deposit with a depositary. The interest represented by the depositary receipt will be described in the applicable prospectus supplement.

     Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

     Each global certificate will:

     - be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

     - be deposited with such depositary or nominee or a custodian for the depositary; and

     - bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW

CERTIFICATE OF INCORPORATION AND BYLAWS

     Calpine's amended and restated certificate of incorporation and bylaws provide that Calpine's board of directors is classified into three classes of directors serving staggered, three-year terms. The certificate of incorporation also provides that directors may be removed only by the affirmative vote of the holders of two-thirds of the shares of Calpine's capital stock entitled to vote. Any vacancy on the board of directors may be filled only by vote of the majority of directors then in office. Further, the certificate of incorporation provides that any business combination (as therein defined) requires the affirmative vote of the holders of two-thirds of the shares of Calpine's capital stock entitled to vote, voting together as a single class. The certificate of incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. Calpine's certificate of incorporation provides that a special meeting of stockholders may be called only by the chairman of Calpine's board of directors, or by the chairman or secretary upon the written request of a majority of the total number of directors Calpine would have if there were no vacancies on its board of directors. These provisions of the certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of Calpine. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of Calpine. These provisions are designed to reduce Calpine's vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Calpine's shares and, as a consequence, they also may inhibit fluctuations in the market price of Calpine's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in Calpine's management.

RIGHTS PLAN

     On June 5, 1997, Calpine adopted a stockholders' rights plan to strengthen Calpine's ability to protect Calpine's stockholders. The rights plan is designed to protect against abusive or coercive takeover tactics that are not in the best interests of Calpine or its stockholders. To implement the rights plan, Calpine declared a dividend of one preferred share purchase right for each outstanding share of Calpine's common stock held on record as of June 18, 1997, and directed the issuance of one preferred share purchase right with respect to each share of Calpine's common stock that shall become outstanding thereafter until the rights become exercisable or they expire as described below. Each right initially represents a contingent right to purchase, under certain circumstances, one one-thousandth of a share, called a "unit," of Calpine's Series A Participating Preferred Stock, par value $.001 per share, at a price of $140.00 per unit, subject to adjustment. The rights will become exercisable and trade independently from Calpine's common stock upon the public announcement of the acquisition by a person or group of 15% or more of Calpine's common stock, or ten days after commencement of a tender or exchange offer that would result in the acquisition of 15% or more of Calpine's common stock. Each unit purchased upon exercise of the rights will be entitled to a dividend equal to any dividend declared per share of common stock and will have one vote, voting together with the common stock. In the event of Calpine's liquidation, each share of the participating preferred stock will be entitled to any payment made per share of common stock.

     If Calpine is acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of Calpine's common stock, each right will entitle its holder to purchase at the right's exercise price a number of the acquiring company's shares of common stock having a market value of twice the right's exercise price. In addition, if a person or group acquires 15% or more of Calpine's common stock, each right will entitle its holder (other than the acquiring person or group) to purchase, at the right's exercise price, a number of fractional shares of Calpine's participating preferred stock or shares of Calpine's common stock having a market value of twice the right's exercise price.

     The rights expire on June 18, 2007, unless redeemed earlier by Calpine. Calpine can redeem the rights at a price of $.01 per right at any time before the rights become exercisable, and thereafter only in limited circumstances.

DELAWARE ANTI-TAKEOVER STATUTE

     Calpine is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines the term business combination to include: (1) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (4) any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following is a general description of the depositary shares to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those depositary shares.

     The following description of the depositary shares is subject to the detailed provisions of the depositary receipts and the deposit agreement relating to the applicable series of preferred stock, the form of each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of the depositary receipts or deposit agreement, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the depositary receipts and the depositary agreement because they, and not this description, describe every detail of the terms of the depositary shares. The summary below of the general terms of the depositary shares will be supplemented by the more specific terms in a prospectus supplement.

GENERAL

     Calpine may, at its option, elect to have shares of its preferred stock represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company of our choosing. The prospectus supplement relating to a series of depositary shares will give the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock underlying the depositary share in proportion to the applicable interest in the preferred stock underlying the depositary share.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, upon surrender of depositary shares at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary shares will be entitled to the number of whole shares of the related series of preferred stock evidenced by the surrendered depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

     If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

     The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock will be made available to holders of depositary shares.

CONVERSION AND EXCHANGE

     If any preferred stock underlying depositary shares is convertible or exchangeable, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares in the manner provided in the deposit agreement and described in the applicable prospectus supplement.

REDEMPTION BY CALPINE

     If the preferred stock underlying depositary shares is subject to redemption at our option, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that we redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

     After the date fixed for redemption of the underlying preferred stock, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds Calpine deposits with the depositary for any depositary shares that the holders fail to redeem will be returned to us after two years from the date the funds are deposited.

VOTING

     Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary deems necessary to enable the depositary to do so.

AMENDMENT

     The depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Calpine and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, any other charges that are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We will appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

TERMINATION OF DEPOSIT AGREEMENT

     The depositary may terminate, or we may direct the depositary to terminate, the deposit agreement if:

     - we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement; or

     - there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

     Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends, and will not give any further notices (other than notice of the termination) or perform any further acts under the deposit agreement. However, the depositary will continue to deliver preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of property, in exchange for depositary receipts surrendered. At our request, the depositary will deliver to us all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the deposit agreement.

MISCELLANEOUS

     We, or at our option, the depositary, will make available to the holders of depositary shares all reports and communications that we are required to furnish to the holders of preferred stock.

     Neither Calpine nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. Neither Calpine nor the depositary will be obligated to prosecute or defend any legal proceeding regarding any depositary share or preferred stock unless satisfactory indemnity has been furnished. Calpine and the depositary may rely upon written advice of counsel or accountants. Calpine and the depositary may also rely upon information provided to them by persons presenting preferred stock for deposit, holders of depositary shares or other persons Calpine or the depositary believe to be competent. Calpine and the depositary may also rely upon documents they believe to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a general description of the debt securities to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. Unless otherwise stated, the senior debt securities and the subordinated debt securities are together referred to as the "debt securities."

GENERAL

     Calpine may issue from time to time one or more series of debt securities under one or more separate indentures between Calpine and Wilmington Trust Company, as trustee; Energy Finance may issue from time to time one or more series of debt securities under one or more indentures between Energy Finance and Wilmington Trust Company, as trustee; and Energy Finance II may issue from time to time one or more series of debt securities under one or more indentures between Energy Finance II and Wilmington Trust Company, as trustee.

     For purposes of this section, references to the "issuer" are to Calpine, in the case of debt securities issued by Calpine, to Energy Finance, in the case of debt securities issued by Energy Finance, and to Energy Finance II, in the case of debt securities issued by Energy Finance II, and references to the "guarantor" are to Calpine with respect to debt securities issued by Energy Finance or Energy Finance II. Additionally, in the case of debt securities issued by Energy Finance or Energy Finance II, the term "indenture" includes the guarantee agreement pursuant to which Calpine guarantees the debt securities.

     The debt securities will be direct, unsecured obligations of the issuer. The senior debt securities will rank equally with all other senior debt of the issuer. The indentures will not limit the amount of debt securities that the issuer may issue. The subordination provisions of any subordinated debt securities will be described in an applicable prospectus supplement.

     Almost all of Calpine's operations are conducted through Calpine's subsidiaries and other affiliates. As a result, Calpine depends almost entirely upon their earnings and cash flow to service Calpine's indebtedness, including Calpine's ability to pay the interest on and principal of Calpine's debt securities, and on the debt securities of Energy Finance and Energy Finance II under the guarantees, if the guarantees are enforced. The non-recourse project financing agreements of certain of Calpine's subsidiaries and other affiliates generally restrict their ability to pay dividends, make distributions or otherwise transfer funds to Calpine prior to the payment of other obligations, including operating expenses, debt service and reserves. Each of Energy Finance and Energy Finance II is a special purpose financing subsidiary formed solely as a financing vehicle for Calpine and its subsidiaries. Therefore, the ability of Energy Finance and Energy Finance II to pay their obligations under the debt securities is dependent upon the receipt by them of payments from Calpine and its subsidiaries to which they have made loans or otherwise under agreements with them in connection with their respective financing activities. In addition, under Canadian law, the respective direct parent companies of Energy Finance and Energy Finance II will be liable for their subsidiary's indebtedness, including any debt securities issued by such subsidiary, upon a winding-up of that subsidiary. While each of Energy Finance and Energy Finance II believes that payments made to it in connection with its financing activities will be sufficient to pay the principal of, and interest on, any debt securities it issues, if the responsible parties were not able to make such payments for any reason, the holders of such debt securities would have to rely on the enforcement of Calpine's guarantee described below.

     Calpine's subsidiaries and other affiliates are separate and distinct legal entities and will have no obligation to pay any amounts due on the debt securities issued by Calpine hereunder, and will not guarantee the payment of interest on or principal of the debt securities issued by Calpine hereunder. Calpine's subsidiaries and other affiliates (other than Energy Finance (in the case of debt securities issued by Energy Finance) and Energy Finance II (in the case of debt securities issued by Energy Finance II) and their direct parent companies, respectively, in the case of the winding-up of its subsidiary) will not have any obligation to pay any amounts due on the debt securities issued by Energy Finance or Energy

Finance II hereunder and none of Calpine's subsidiaries or other affiliates will guarantee the payment of interest on or principal of the debt securities issued by Energy Finance or Energy Finance II hereunder. The right of Calpine's debt security holders to receive any assets of any of Calpine's subsidiaries or other affiliates upon Calpine's liquidation or reorganization will be subordinated to the claims of any subsidiaries' or other affiliates' creditors (including trade creditors and holders of debt issued by Calpine's subsidiaries or affiliates, including Energy Finance and Energy Finance II). Similarly, the right of holders of Energy Finance's or Energy Finance II's debt securities to receive any assets of any of Calpine's subsidiaries or other affiliates upon Calpine's liquidation or reorganization will be subordinated to the claims of any subsidiaries' or other affiliates' creditors (including trade creditors and holders of debt issued by Calpine's subsidiaries or affiliates). As of September 30, 2001, Calpine's subsidiaries had approximately $2.6 billion of project financing. Calpine intends to utilize project financing when appropriate in the future, and this financing will be effectively senior to the debt securities and the guarantees.

     The following description of the debt securities is subject to the detailed provisions of each indenture, a copy of each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of any indenture or terms defined therein are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the forms of indentures because they, and not this description, describe every detail of the terms of the debt securities. The summary below of the general terms of the debt securities will be supplemented by the more specific terms in a prospectus supplement. Unless otherwise stated herein or in an applicable prospectus supplement, the following indenture description will apply to both senior and subordinated debt securities.

TERMS APPLICABLE TO DEBT SECURITIES

     The prospectus supplement for a particular series of debt securities will specify the terms of the series of debt securities, including:

     - the classification of the offered debt securities as senior or subordinated debt securities;

     - the specific designation, the aggregate principal amount, the purchase price and the authorized denominations, if other than $1,000 and integral multiples of $1,000 of the offered debt securities;

     - the percentage of the principal amount at which the debt securities will be issued;

     - the date or date on which the debt securities will mature;

     - the currency, currencies or currency units in which payments on the debt securities will be payable;

     - the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

     - the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

     - the prices, if any, at which, and the dates at or after which, the issuer may or must repay, repurchase or redeem the debt securities;

     - any right to convert the debt securities into, or exchange the debt securities for, shares of Calpine common stock or other securities or property;

     - any sinking fund obligation with respect to the debt securities;

     - any special United States, and, in the case of debt securities issued by Energy Finance or Energy Finance II, Canadian, federal income tax consequences;

     - the exchanges, if any, on which the debt securities may be listed; and

     - any other material terms of the debt securities consistent with the provisions of the indenture.

     Unless otherwise specified in the prospectus supplement, the issuer will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

     Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any discounted series of debt securities will describe any special consequences applicable to discounted debt securities.

     The indentures governing the senior debt do not contain any provisions that:

     - limit the issuer's ability to incur indebtedness; or

     - provide protection in the event the issuer chooses to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

ISSUANCE OF DEBT SECURITIES IN CONNECTION WITH TRUST PREFERRED SECURITIES

     As described under "Description of Trust Preferred Securities," below, Calpine may issue debt securities to Trust IV or Trust V in connection with the issuance of trust preferred or trust common securities by a trust. If Calpine issues debt securities to either of the trusts, it will issue only one series of debt securities to that trust and those debt securities subsequently may be distributed to the holders of trust preferred and trust common securities either upon dissolution of the trust or upon the occurrence of events that will be described in the applicable prospectus supplement. An event of default under the applicable indenture for a series of debt securities issued to a trust will constitute a trust enforcement event under the declaration of trust for the applicable trust preferred securities. A holder of trust preferred securities may directly institute a proceeding against us for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

     - an event of default under the applicable declaration of trust has occurred and is continuing; and

     - that event of default is attributable to our failure to pay principal, any premium, interest or additional amounts on the applicable series of debt securities when due.

     Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

CONVERSION AND EXCHANGE

     Calpine may issue debt securities that are convertible into or exchangeable for, and Energy Finance and Energy Finance II may issue debt securities that are exchangeable for, common stock or preferred stock, property or cash, or a combination of any of the foregoing. The terms, if any, on which debt securities of any series will be convertible or exchangeable will be summarized in the prospectus supplement relating thereto. Such terms may include provisions, as applicable, for conversion or exchange, either on a mandatory basis, at the option of the holder, or at the issuer's option, in which case the number of shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement. The prospectus supplement will also summarize the material United States federal income tax consequences applicable to any such convertible or exchangeable debt securities.

REOPENING OF ISSUE

     The issuer may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including maturity date and interest rate) as debt securities issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities issued on the earlier date to the extent specified in the applicable prospectus supplement.

RANKING

     Any senior debt securities issued by Calpine will be unsecured and will rank equal in right of payment with all of Calpine's existing and future unsecured and unsubordinated indebtedness, including, without limitation, Calpine's obligations under (a) the Amended and Restated Credit Agreement, dated as of May 23, 2000, as amended, among Calpine, as borrower, the Bank of Nova Scotia, as Lead Arranger and Administrative Agent, Bayerische Landesbank Girozentrale, as Co-Arranger and Syndication Agent, and the various commercial lending institutions named therein as lenders (as it may be further amended, refinanced, replaced, renewed or extended from time to time), (b) Calpine's other outstanding senior debt securities, including Calpine's 7 5/8% Senior Notes Due 2006, Calpine's 7 3/4% Senior Notes Due 2009, Calpine's 7 7/8% Senior Notes Due 2008, Calpine's 8 3/4% Senior Notes Due 2007, Calpine's 10 1/2% Senior Notes Due 2006, Calpine's 8 1/4% Senior Notes Due 2005, Calpine's 8 5/8% Senior Notes Due 2010, Calpine's 8 1/2% Senior Notes Due 2011, Calpine's 4% Convertible Senior Notes Due 2006 and Calpine's Zero-Coupon Convertible Debentures Due 2021 and (c) indebtedness of its subsidiaries guaranteed by Calpine, including the 8 1/2% Senior Notes Due 2008 and the 8 3/4% Senior Notes Due 2007 issued by Energy Finance, the 8 7/8% Senior Notes Due 2011 and 8 3/8% Senior Notes Due 2008 issued by Energy Finance II. As of September 30, 2001, Calpine had approximately $7.3 billion of indebtedness outstanding that would rank equally with the senior debt securities.

     Unless otherwise provided in the prospectus supplement relating to such securities, debt securities issued by Energy Finance or Energy Finance II will be:

     - senior unsecured obligations of Energy Finance or Energy Finance II, as applicable, and will rank equally and ratably with all of its other unsecured and unsubordinated indebtedness; and

     - guaranteed on a senior unsecured basis by Calpine, which guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Calpine, including Calpine's indebtedness described above including the other indebtedness of its subsidiaries guaranteed by Calpine.

     The subordinated debt securities issued by Calpine will be subordinate and junior in right of payment to all of Calpine's senior indebtedness, including any guarantee by Calpine of senior debt securities of Energy Finance and Energy Finance II. The subordinated debt securities of Energy Finance and Energy Finance II will be subordinate and junior in right of payment to all of their respective senior indebtedness.

GUARANTEES

     Calpine will fully and unconditionally guarantee to each holder of a debt security issued by Energy Finance or Energy Finance II and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt security, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the related indenture. The claims of holders under the guarantee by Calpine will be effectively subordinated to the claims of creditors of Calpine's subsidiaries other than Energy Finance or Energy Finance II, as applicable.

     Under its guarantee agreement, Calpine will:

     - agree that, if an event of default occurs under the debt securities, its obligations under the guarantees will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the related indenture or any supplement thereto, and

     - waive its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against Energy Finance or Energy Finance II before exercising their rights under the guarantees.

COVENANTS

     The indentures and the guarantee shall provide that, except as otherwise set forth under "-- Defeasance," below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, the issuer and the guarantor, if any, will comply with the applicable terms of the covenants contained in the indentures or the guarantee, as applicable, including the following:

PAYMENT OF SECURITIES

     The issuer will duly and punctually pay the principal of and interest on the debt securities in accordance with the terms of the debt securities and the indenture.

MAINTENANCE OF OFFICE OR AGENCY

     The issuer will maintain in the Borough of Manhattan, the City of New York, and such other locations as may be required or specified in any supplement, an office or agency where the debt securities may be paid and notices and demands to or upon the issuer in respect of the debt securities and the indentures may be served and an office or agency where debt securities may be surrendered for registration of transfer or exchange. The issuer will give prompt written notice to the trustee of the location, and any change in the location, of any such office or agency. If at any time the issuer shall fail to maintain any required office or agency or shall fail to furnish the trustee with the address of any required office or agency, all presentations, surrenders, notices and demands may be served at the office of the trustee.

FURTHER ASSURANCES

     The issuer, the guarantor, if any, and the trustee will execute and deliver all documents, instruments and agreements, and do all other acts and things as may be reasonably required, to enable the trustee to exercise and enforce its rights under the indentures and under the documents, instruments and agreements required under the indentures and to carry out the intent of the indentures.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     Under the terms of the indentures, the issuer and the guarantor, if any, shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

          (a) the issuer or the guarantor, as the case may be, or the Restricted Subsidiary would be entitled to create a Lien on the property or asset subject to the Sale/Leaseback Transaction securing Indebtedness in an amount equal to the Attributable Debt with respect to that transaction without equally and ratably securing the debt securities pursuant to the covenant entitled "Limitation on Liens"; or

          (b) the net proceeds of the sale are at least equal to the fair value (as determined by board of directors of the issuer or the guarantor, as the case may be) of the property or asset subject to the Sale/Leaseback Transaction and the issuer or the guarantor, as the case may be, or the Restricted Subsidiary applies or causes to be applied, within 180 days of the effective date of the Sale/ Leaseback Transaction, an amount in cash equal to the net proceeds of the sale to the retirement of Indebtedness of the issuer or the guarantor, as the case may be, or of the Restricted Subsidiary.

     In addition to the transactions permitted pursuant to the above clauses (a) and (b), the issuer and the guarantor, if any, or any of their respective Restricted Subsidiaries may enter into a Sale/Leaseback Transaction as long as the sum of:

     - the Attributable Debt with respect to that Sale/Leaseback Transaction and all other Sale/ Leaseback Transactions entered into pursuant to this provision; plus

     - the amount of outstanding Indebtedness secured by Liens incurred pursuant to the final provision to the covenant described under "-- Limitation on Liens," below;

does not exceed 15% of Consolidated Net Tangible Assets as determined based on Calpine's consolidated balance sheet as of the end of the most recent fiscal quarter for which financial statements are available. In addition, any Restricted Subsidiary of the issuer or the guarantor, if any, may enter into a Sale/ Leaseback Transaction with respect to property or assets owned by that Restricted Subsidiary, so long as the proceeds of that Sale/Leaseback Transaction are used to acquire, develop, construct, or repay (within 365 days of the commencement of full commercial operation of any such property or assets) Indebtedness incurred to acquire, develop or construct property or assets of any Restricted Subsidiary.

     As used in the indentures, the following terms are defined as follows:

     "Attributable Debt" means, as at the time of determination, the present value (discounted at the rate of interest set forth or implicit in terms of the lease (or, if not practicable to determine that rate, the weighted average rate of interest borne by the debt securities outstanding hereunder (calculated, in the event of the issuance of any original issue discount debt securities, based on the computed interest rate with respect thereto)), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Capitalized Lease Obligations" of a person means the rental obligations under any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of that person as lessee, in conformity with generally accepted accounting principals, is required to be capitalized on the balance sheet of that person; the stated maturity of any such lease shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of consolidated liabilities of Calpine and Calpine's consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between Calpine and its subsidiaries and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of Calpine's consolidated assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) under generally accepted accounting principles which would appear on Calpine's consolidated balance sheet, determined in accordance with generally accepted accounting principles, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

          (a) Consolidated Current Liabilities;

          (b) minority interests in Calpine's consolidated subsidiaries held by persons other than Calpine or any of its Restricted Subsidiaries;

          (c) excess of cost over fair value of assets of businesses acquired, as determined in good faith by Calpine's board of directors;

          (d) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with generally accepted accounting principles;

          (e) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (f) treasury stock; and

          (g) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

     "Indebtedness" of any person means, without duplication:

          (a) the principal of and premium (if any premium is then due and owing) in respect of indebtedness of that person for money borrowed;

          (b) all Capitalized Lease Obligations of that person;

          (c) all obligations of that person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) and (b) above) entered into in the ordinary course of business of that person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, that drawing is reimbursed no later than the tenth business day following receipt by that person of a demand for reimbursement following payment on the letter of credit;

          (d) all obligations of the type referred to in clauses (a) through (c) above of other persons and all dividends of other persons for the payment of which, in either case, that person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; and

          (e) all obligations of the type referred to in clauses (a) through (d) above of other persons secured by any Lien on any property or asset of that person (whether or not such obligation is assumed by that person), the amount of the obligation on any date of determination being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured.

     The amount of Indebtedness of any person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above and, with respect to any contingent obligations at such date, the maximum liability determined by that person's board of directors, in good faith, as in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

     "Lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

     "Preferred Stock," as applied to the capital stock of any corporation, means capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such corporation.

     "Restricted Subsidiary" means any subsidiary of a person that is not designated an Unrestricted Subsidiary by that person's board of directors.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or later acquired whereby a person or one of such person's subsidiaries transfers that property to another person and then leases it back from that person, other than leases for a term of not more than 36 months or leases between such person and a wholly owned subsidiary of such person or between such person's wholly owned subsidiaries.

     "Senior Indebtedness" means all indebtedness incurred, assumed or guaranteed by a person, whether or not represented by bonds, debentures, notes or other securities, for money borrowed, and any deferrals, renewals or extensions or refunding of any such indebtedness, unless in the instrument creating or evidencing any such indebtedness or pursuant to which the same is outstanding it is specifically stated, at or prior to the time such person becomes liable in respect thereof, that any such indebtedness or such deferral, renewal, extension or refunding thereof is not Senior Indebtedness.

     "Subordinated Security" means any security issued under an Indenture which is designated as a Subordinated Debt Security.

     "Unrestricted Subsidiary" means (i) any subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by a person's board of directors in the manner provided below and

(ii) any subsidiary of an Unrestricted Subsidiary. A person's board of directors may designate any subsidiary (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any capital stock of, or owns or holds any Lien on any property of, that person or any other subsidiary of that person that is not a subsidiary of the subsidiary to be so designated, so long as the subsidiary to be designated an Unrestricted Subsidiary and all other subsidiaries previously so designated at the time of any determination hereunder shall, in the aggregate, have total assets not greater than 5% of Consolidated Net Tangible Assets as determined based on Calpine's consolidated balance sheet as of the end of the most recent financial quarter for which financial statements are available. A person's board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to that designation no Default or Event of Default under the indentures shall have occurred and be continuing. Any such designation by a person's board of directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and a certificate signed by two of that person's officers certifying that the designation complied with these provisions. However, the failure to file the resolution and/or certificate with the trustee shall not impair or affect the validity of the designation.

LIMITATION ON LIENS

     Under the terms of the indentures, the issuer and the guarantor, if any, shall not, and shall not permit any of their respective Restricted Subsidiaries to, incur any Lien upon any properties (including capital stock) without effectively providing that the outstanding debt securities shall be secured equally and ratably with (or prior to) that Indebtedness, so long as that Indebtedness shall be so secured. The above restriction on Liens will not, however, apply to:

          (a)(1) Liens securing Indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets, which Liens may include Liens on the capital stock of a Restricted Subsidiary or (2) Liens incurred by any Restricted Subsidiary that does not own, directly or indirectly, at the time of such original incurrence of such Lien under this clause (2) any operating properties or assets securing Indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by or repairs, improvements or additions to, property or assets of any Restricted Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, which Liens may include Liens on the capital stock of one or more Restricted Subsidiaries that do not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, provided, however, that the Indebtedness secured by any such Lien may not be issued more than 365 days after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or assets being so financed;

          (b) Liens existing on the date of issuance of a series of debt securities, other than Liens relating to Indebtedness or other obligations being repaid or Liens that are otherwise extinguished with the proceeds of any offering of debt securities pursuant to the indenture;

          (c) Liens on property, assets or shares of stock of a person at the time that person becomes a subsidiary of the issuer or the guarantor, as applicable; provided, however, that any such Lien may not extend to any other property or assets owned by such issuer or guarantor or any of its Restricted Subsidiaries;

          (d) Liens on property or assets existing at the time that the issuer or the guarantor, as the case may be, or one of its subsidiaries, acquires the property or asset, including any acquisition by means of a merger or consolidation with or into the issuer or the guarantor, as applicable, or one of its subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, that merger or consolidation and provided, further, that the Lien may not extend to any other property or asset owned by the issuer or the guarantor, as applicable, or any of its Restricted Subsidiaries;

          (e) Liens securing Indebtedness or other obligations of one of the subsidiaries of the issuer or the guarantor, as the case may be, that is owing to such issuer or guarantor or any of its Restricted Subsidiaries, or Liens securing Indebtedness of the issuer or the guarantor, as the case may be, or other obligations that are owing to one of the subsidiaries of such issuer or guarantor;

          (f) Liens incurred on assets that are the subject of a Capitalized Lease Obligation to which the issuer or the guarantor, as the case may be, or any of its subsidiaries is a party, which shall include Liens on the stock or other ownership interest in one or more Restricted Subsidiaries of such issuer or guarantor, leasing such assets;

          (g) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (a), (b), (c), (d) and (f) above, provided, however, that (1) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements or additions to that property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning that property or assets) and (2) the amount of Indebtedness secured by such Lien is not increased, other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of the Indebtedness; and

          (h) Liens by which the debt securities are secured equally and ratably with other Indebtedness pursuant to this covenant.

     However, the issuer and the guarantor, if any, and any one or more of their respective Restricted Subsidiaries may incur other Liens to secure Indebtedness as long as the sum of:

     - the lesser of (1) the amount of outstanding Indebtedness secured by Liens incurred pursuant to this provision and (2) the fair market value of the property securing that item of Indebtedness; plus

     - the Attributable Debt with respect to all Sale/Leaseback Transactions entered into pursuant to clause (a) described under the covenant "Limitation on Sale/Leaseback Transactions";

does not exceed 15% of Consolidated Net Tangible Assets as determined based on Calpine's consolidated balance sheet as of the end of the most recent fiscal quarter for which financial statements are available.

MERGER, CONSOLIDATION, SALE OR LEASE

     Nothing in the indentures shall prevent the issuer and the guarantor, if any, from consolidating with or merging into another corporation or conveying, transferring or leasing their respective properties and assets substantially as an entirety to any person, provided that (a) the successor entity assumes the obligations of the issuer or the guarantor, as the case may be, on each series of debt securities outstanding and (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SEC REPORTS

     Calpine is subject to the informational reporting requirements of Sections 13 and 15(d) under the Securities Exchange Act and, in accordance with those requirements, files certain reports and other information with the SEC. See "Where You Can Find More Information; Documents Incorporated by Reference," above. In addition, if Sections 13 and 15(d) cease to apply to Calpine, Calpine will covenant in the indentures to file those reports and information with the trustee, and to mail such reports and information to holders of the debt securities at their registered addresses, for so long as any debt securities remain outstanding.

COMPLIANCE CERTIFICATES

     The indentures will require that the issuer and the guarantor, if any, file annually with the trustee a certificate describing any "Default," which is defined in the indentures as any event which is, or after notice or passage of time or both would be, an Event of Default, by the issuer or the guarantor, as the case may be, in the performance of any conditions or covenants under the indentures and the status of any such Default. The issuer and the guarantor, if any, also must give the trustee written notice within 30 days of the occurrence of certain Defaults under the indentures that could mature into Events of Default, as described under the caption "-- Events of Default," below.

EVENTS OF DEFAULT

     "Events of Default" are defined in the indentures with respect to any series of debt securities as any of the following:

          (a) default for 30 days in payment of any interest installment due and payable on any debt securities of such series;

          (b) default in payment of principal or premium, if any, when due on the debt securities of such series;

          (c) default in the making of any sinking fund payment or analogous obligation on the debt securities of such series;

          (d) material default in performance by the issuer or the guarantor, if any, of any other covenants or agreements in respect of the debt securities of such series contained in the applicable indenture or the debt securities for 60 days after written notice to the issuer and the guarantor, if any, or to the issuer, the guarantor, if any, and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

          (e) there shall have occurred a default in the payment of the principal or premium, if any, of any bond, debenture, note or other evidence of indebtedness of the issuer or the guarantor, if any, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the issuer or the guarantor, if any, for money borrowed (including any other series of debt securities issued under the indenture), which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 business days after the expiration of any grace period or extension of the time for payment applicable thereto;

          (f) certain events of bankruptcy, insolvency and reorganization with respect to the issuer or guarantor, if any; and

          (g) the guarantee, if any, ceases to be in full force and effect (other than in accordance with terms of the guarantee agreement) or the guarantor denies or disaffirms its obligations under the guarantee.

     An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities.

     The indentures provide that if an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities, may declare the principal amount of those debt securities and any accrued and unpaid interest on those debt securities to be due and payable immediately. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all Events of Default with respect to those debt securities have been cured (other than the nonpayment of principal of such debt securities which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration shall be automatically annulled and rescinded.

     The indentures will require that the issuer and the guarantor, if any, file annually with the trustee a certificate describing any Default by the issuer or the guarantor, as the case may be, in the performance of any conditions or covenants that has occurred under the indentures and its status. See
"-- Covenants -- Compliance Certificates," above. The issuer and the guarantor, if any, must give the trustee written notice within 30 days of any Default under the indentures that could mature into an Event of Default described in clause
(d), (e) or (f).

     The trustee will be entitled under the indentures, subject to the duty of the trustee during a Default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indentures at the direction of the registered holders of the debt securities or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indentures will also provide that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under any indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or such indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

     The indentures will provide that while the trustee generally must mail notice of a Default or Event of Default to the registered holders of the debt securities of any series issued under any indenture within 90 days of occurrence, the trustee may withhold notice of any Default or Event of Default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

MODIFICATION OF THE INDENTURES

     The issuer, the guarantor, if any, and the trustee may amend or supplement the indentures, including any guarantee agreement, if the holders of a majority in principal amount of the outstanding debt securities of each series of debt securities affected by the amendment or supplement consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:

     - reduce the amount of principal the issuer has to repay or change the date of maturity;

     - reduce the rate or change the time of payment of interest;

     - change the currency of payment;

     - modify any redemption or repurchase right to the detriment of the holder;

     - reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment or supplement;

     - change the provisions of the indentures relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or the provisions relating to amendments of the indentures that require the consent of registered holders of each affected series; or

     - release the guarantee, if any, except in compliance with the terms of the guarantee agreement and related indenture.

ACTIONS BY HOLDERS

     A holder of any series of debt securities may not pursue any remedy with respect to the indentures or the debt securities of such series (except a registered holder of a series of debt securities may bring an action for payment of overdue principal, premium, if any, or interest on that series), unless:

     - the registered holder has given notice to the trustee of such series of a continuing Event of Default;

     - registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy;

     - such registered holder or holders have offered the trustee of such series security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

     - the trustee of such series has not complied with such request within 60 days of such request and offer; and

     - the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series an inconsistent direction during that 60-day period.

DEFEASANCE, DISCHARGE AND TERMINATION

DEFEASANCE AND DISCHARGE

     Unless otherwise provided in the applicable indenture and described in the applicable prospectus supplement, the issuer may discharge the issuer and the guarantor, if any, from any and all obligations in respect of a series of debt securities, and the provisions of the related indenture will no longer be in effect with respect to that series of debt securities (except for, among other matters, certain obligations to register the transfer or exchange of those debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust, and the rights of holders of that series to receive payments of principal, premium, if any, and interest), on the 123rd day after the date of the deposit with the trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide money, or a combination thereof, in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due in accordance with the terms of that indenture and those debt securities. Such a trust may only be established if, among other things,

     (a) the issuer has delivered to the trustee either:

        - an opinion of counsel (who may not be an employee of ours) to the effect that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of that indenture; or

        - a ruling of the Internal Revenue Service to such effect; and

     (b) no Default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit and such deposit shall not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the issuer or the guarantor, if any, is a party or by which the issuer or the guarantor, if any, is bound.

     "U.S. Government Obligations" are defined under the indentures as securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the

United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States and which, in either case, are not callable or redeemable before their maturity.

DEFEASANCE OF COVENANTS AND CERTAIN EVENTS OF DEFAULT

     In addition, unless otherwise provided in the applicable indenture and described in the applicable prospectus supplement, with respect to a series of debt securities issued under an indenture, the provisions of that indenture described under "-- Covenants -- Limitation on Liens," above, and "-- Covenants -- Limitation on Sale/Leaseback Transactions," above, will no longer be in effect, clauses (c) (with respect to such covenants) and (d) under "-- Events of Default," above, shall be deemed not to be Events of Default under that indenture, and the provisions described herein under "-- Ranking," above, shall not apply, upon the deposit with the trustee, in trust, of money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities when due in accordance with the terms of that indenture. Such a trust may only be established if, among other things, the provisions described in clause (b) of the immediately preceding paragraph have been satisfied and the issuer has delivered to the trustee an opinion of counsel (who may not be an employee of ours) to the effect that the registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     In the event the issuer exercises its option not to comply, or to discharge the guarantor, if any, from compliance, with the covenants and certain other provisions of an indenture with respect to a series of debt securities as described in the immediately preceding paragraph, and that series of debt securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, while the amount of money or U.S. Government Obligations on deposit with the trustee will be sufficient to pay principal of and interest on that series on the respective dates on which such amounts are due, they may not be sufficient to pay amounts due on that series at the time of the acceleration resulting from such Event of Default. However, the issuer and the guarantor, if any, shall remain liable for such payments.

TERMINATION OF OBLIGATIONS IN CERTAIN CIRCUMSTANCES

     Unless otherwise provided in the applicable indenture and described in the applicable prospectus supplement, the issuer may discharge the issuer and the guarantor, if any, from any and all obligations in respect of a series of debt securities and the provisions of the related indenture will no longer be in effect with respect to that series of debt securities (except to the extent provided under "-- Defeasance and Discharge," above) if that series of debt securities mature within one year and the issuer deposits with the trustee, in trust, money or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due in accordance with the terms of that indenture and the debt securities. Such a trust may only be established if, among other things,

     - no Default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit;

     - such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the issuer or the guarantor, if any, is a party or by which the issuer or the guarantor, if any, is bound; and

     - the issuer has delivered to the trustee an opinion of counsel stating that such conditions have been complied with.

     Pursuant to this provision, the issuer is not required to deliver an opinion of counsel to the effect that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

UNCLAIMED MONEY

     Subject to any applicable abandoned property law, the indentures will provide that the trustee will pay to the issuer upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the issuer, registered holders of debt securities entitled to such money must look to the issuer for payment as general creditors.

CONCERNING THE TRUSTEE AND PAYING AGENT

     Wilmington Trust Company will initially act as Trustee and paying agent for the debt securities. Wilmington Trust Company currently acts as trustee under:

     - an indenture with Calpine and Calpine's subsidiary, Calpine Capital Trust III, dated as of August 9, 2000;

     - an indenture with Calpine, dated as of August 10, 2000;

     - an indenture with Energy Finance, dated as of April 25, 2001, as amended and restated on October 16, 2001; and

     - an indenture with Energy Finance II, dated as of October 18, 2001.

     A number of Calpine's series of debt securities are presently outstanding under the first two indentures above and additional securities of those series and additional series may be issued under the second indenture above. Two series of Energy Finance's debt securities, guaranteed by Calpine, are currently outstanding under the third indenture above and additional debt securities of that series and other series, each guaranteed by Calpine, may be offered under that indenture. Two series of Energy Finance II's debt securities, guaranteed by Calpine, are currently outstanding under the fourth indenture above and additional debt securities of those series and other series, each guaranteed by Calpine, may be offered under that indenture. We may have in the future other relationships with Wilmington Trust Company.

     We will describe in the prospectus supplement any material business and other relationships (including additional trusteeships), other than the trusteeship under the indentures, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indentures, on the other hand.

     The holders of a majority in principal amount of the outstanding senior notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of senior notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

     The registered office of the trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware.

GOVERNING LAW

     The laws of the State of New York will govern the indentures and each series of debt securities.

BOOK-ENTRY SYSTEM

     Unless otherwise specified in the prospectus supplement, each series of debt securities will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. Upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global notes to the accounts of persons who have accounts with DTC. Each account initially will be designated by or on behalf of the underwriters, dealer or agents. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and transfers of their ownership may be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). DTC currently limits the maximum denomination of any single global note to $400,000,000.

     So long as DTC or its nominee is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global notes for all purposes under the applicable indenture and the debt securities. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

     Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the global notes. Neither we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell debt securities to persons in states which require delivery of certificated notes or to pledge their debt securities, such holder must transfer its interest in the global notes in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of a series of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes relating to such series is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under a series of debt securities, DTC will exchange the global notes relating to such series for certificated notes which it will distribute to its participants.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

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Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to "indirect participants" such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, or if the issuer otherwise chooses to issue definitive debt securities, the issuer will issue certificated notes in exchange for the global notes. In either instance, an owner of a beneficial interest in a global note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons. The issuer will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of your debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

     Global notes held by DTC will trade in DTC's Same-Day Funds Settlement System until maturity and secondary market trading activity in the debt securities will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on the trading activity in the debt securities.

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                       DESCRIPTION OF PURCHASE CONTRACTS

     Calpine may issue purchase contracts for the purchase or sale of:

     - debt or equity securities issued by us or securities issued by third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

     - currencies; or

     - commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies.

     The purchase contracts may require Calpine to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a manner specified in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

     The applicable prospectus supplement will describe the terms of the purchase contracts, including the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and any other applicable documents or instruments relating to the purchase contracts. Any such purchase contract, and any other document or instrument relevant to a purchase contract, will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at the time of the offering thereof. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

                              DESCRIPTION OF UNITS

     We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities, warrants, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, in any combination. The applicable prospectus supplement will describe:

     - the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

     - any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

     - any material United States federal income tax considerations applicable to the units; and

     - the terms of any unit agreement governing the units.

     The description in the prospectus supplement will not necessarily be complete, and reference will be made to any unit, collateral or depositary agreements relating to the units. Any such agreements, and any other document or instrument relevant to the units, will be filed as an exhibit to, or incorporated by

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

reference in, the registration statement of which this prospectus is a part at the time of the offering thereof.

                            DESCRIPTION OF WARRANTS

     The following is a general description of the warrants to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those securities warrants.

     Calpine may issue warrants for the purchase of Calpine's common stock, preferred stock, debt securities, purchase contracts, units or any combination thereof, as well as other types of warrants. Energy Finance and Energy Finance II may each issue warrants for the purchase of their respective debt securities. For purposes of this section, references to the "issuer" are to Calpine, in the case of warrants issued by Calpine, to Energy Finance, in the case of warrants issued by Energy Finance, and to Energy Finance II, in the case of warrants issued by Energy Finance II.

     Warrants may be issued independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that the issuer will enter into with a bank or trust company that the issuer selects as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as an agent of the issuer in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. The warrant agreements, including the forms of warrant certificates, will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. You should refer to the provisions of the warrant agreements for more specific information. Until you exercise your warrants, you will not have any rights as a holder of the underlying securities by virtue of your ownership of those warrants.

     The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

     - the title of such warrants;

     - the aggregate number of such warrants;

     - the price or prices at which such warrants will be issued;

     - the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     - the designation and terms of the securities purchasable upon exercise of such warrants;

     - the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     - the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     - whether such warrants will be issued in registered form or bearer form;

     - if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

     - if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     - if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     - information with respect to book-entry procedures, if any;

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

     - if applicable, a discussion of certain United States federal income tax considerations; and

     - any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The following is a general description of the trust preferred securities and related guarantee to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the trust preferred securities and guarantee offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those trust preferred securities.

     Each of Trust IV and Trust V may issue from time to time trust preferred securities representing undivided beneficial interests in the assets of the trust under its declaration of trust, as it may be amended and restated from time to time. Such trust preferred securities will be fully and unconditionally guaranteed by Calpine. Each trust will use the proceeds from the sale of its trust preferred securities to purchase debt securities from Calpine, which may be distributed to holders of the trust preferred and trust common securities either upon dissolution of the trust or upon the occurrence of events that will be described in the applicable prospectus supplement. When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Calpine will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of the trust of at least 3%.

     The following description of trust preferred securities and related guarantees is subject to the detailed provisions of the applicable declaration of trust (as it may be amended and restated from time to time) and guarantee. A copy of the applicable declaration of trust will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at the time of the offering of securities pursuant thereto. The form of the guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of a declaration of trust or guarantee, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein and such descriptions are qualified in their entirety by such reference. We urge you to read the declaration of trust and the guarantee because they, and not this description, describe every detail of the terms of the trust preferred securities and related guarantees.

THE TRUST PREFERRED SECURITIES

     The prospectus supplement relating to the issuance of trust preferred securities by a trust will include specific terms relating to the offering. These terms will include some or all of the following:

     - the designation of the trust preferred securities;

     - the number of trust preferred securities issued by the trust;

     - the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

     - whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

     - the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

     - any repurchase, redemption or exchange provisions;

     - any preference or subordination rights upon a default or liquidation of the trust;

     - any voting rights of the trust preferred securities in addition to those required by law;
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

     - terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

     - any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

     The administrative trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

     Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Calpine will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will not guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

     The applicable prospectus supplement will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.

THE TRUST PREFERRED SECURITIES GUARANTEE

GENERAL

     Calpine will fully and unconditionally guarantee payments on the trust preferred securities of each of the trusts, as described in this section. The guarantee covers the following payments:

     - periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

     - payments on dissolution of the trust; and

     - payments on redemption of trust preferred securities of the trust.

     Wilmington Trust Company, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

     Selected provisions of the guarantee are summarized below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Calpine will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by a trust:

     - any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Calpine has made corresponding payments on the debt securities to the property trustee of the trust;

     - payments upon the dissolution of the trust equal to the lesser of: (a) the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and (b) the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

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

     Calpine will not be required to make these liquidation payments if:

     - the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

     - the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

     Calpine may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT CALPINE HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF CALPINE DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE APPLICABLE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND CALPINE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

     Calpine's obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

COVENANTS OF CALPINE

     In each guarantee, Calpine will agree that, as long as trust preferred securities issued by any trust are outstanding, it will:

     - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

     - permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust; and

     - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

AMENDMENTS AND ASSIGNMENTS

     Calpine and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Calpine and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

     Calpine may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Calpine that is permitted under the indenture governing the debt securities.

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

TERMINATION OF THE GUARANTEE

     A guarantee will terminate upon:

     - full payment of the redemption price of all trust preferred securities of the applicable trust;

     - distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

     - full payment of the amounts payable upon liquidation of that trust.

     Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS OF THE GUARANTEE

     Calpine's obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of each guarantee with respect to Calpine's capital stock and other liabilities, including other guarantees.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable guarantee trustee; or

     - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Calpine to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or Calpine fails to make a guarantee payment, you may institute a legal proceeding directly against Calpine to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS UNDER THE GUARANTEE

     Calpine will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

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GOVERNING LAW

     New York law will govern the guarantees.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE DEBT SECURITIES AND THE TRUST PREFERRED SECURITIES GUARANTEE

     To the extent set forth in the guarantee and to the extent funds are available, Calpine will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust's obligations under the trust securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities of a trust because of the following factors:

     - the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

     - Calpine, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

     - the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

     If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

LIMITED PURPOSE OF TRUST

     The trust preferred securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because Calpine is the guarantor under the guarantee and, as issuer of the debt securities, Calpine has agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Calpine would be substantially the same.

ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Calpine-obligated mandatorily redeemable preferred capital trust securities of a subsidiary trust holding solely Calpine debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of our common stock, preferred stock and debt securities and of the debt securities of Energy Finance and Energy Finance II offered hereunder. A summary of certain material United States federal income tax consequences of the ownership and disposition of the other securities offered hereunder will be provided in the applicable prospectus supplement, as will any information that updates or changes the information provided below.

     Unless otherwise stated, this summary deals only with common stock, preferred stock and debt securities held as capital assets by U.S. holders. As used herein, "U.S. holders" are any beneficial owners of the common stock, preferred stock or debt securities, that are, for United States federal income tax purposes, (i) citizens or residents of the United States, (ii) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, or
(iv) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as a U.S. holder prior to such date may also be treated as U.S. holders. As used herein, "non-U.S. holders" are beneficial owners of the common stock, preferred stock or debt securities, other than partnerships, that are not U.S. holders for United States federal income tax purposes. If a partnership (including for this purpose any entity treated as a partnership for United States federal tax purposes) is a beneficial owner of such securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of owning and disposing of such securities.

     This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss securities held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar, U.S. holders who are resident or who carry on a trade or business in Canada, certain U.S. expatriates or the tax consequences to shareholders, partners or beneficiaries of a holder of the common stock, preferred stock or debt securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the common stock, preferred stock and debt securities. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

     You should consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property, and any other tax consequences of the ownership and disposition of the securities.

TAXATION OF COMMON STOCK OF CALPINE

     This subsection describes certain material United States federal income tax consequences of owning and disposing of the common stock that Calpine may offer.

U.S. HOLDERS OF COMMON STOCK

Dividends

     The amount of any distribution Calpine makes in respect of its common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed.

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

Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of Calpine's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder's tax basis in the common stock and thereafter as gain from the sale or exchange of such stock as described below.

     In general, a dividend distribution to a corporate holder will qualify for the 70% dividends-received deduction. The dividends-received deduction is subject to certain holding period, taxable income, and other limitations (see "-- Taxation of Preferred Stock -- U.S. Holders of Preferred Stock -- Dividends to Corporate Holders," below).

Sale or Exchange of Common Stock

     Upon the sale or exchange of common stock, a holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such holder's adjusted tax basis in the common stock. In the case of a holder other than a corporation, preferential tax rates may apply to such gain if the holder's holding period for the common stock exceeds one year. A holder's basis in the common stock is generally equal to its initial purchase price.

Information Reporting and Backup Withholding Tax

     In general, information reporting requirements will apply to payments of dividends on common stock and payments of the proceeds of the sale of common stock, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Back-up withholding is currently imposed at a rate of 30%, which rate is scheduled to be reduced in future years. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

NON-U.S. HOLDERS OF COMMON STOCK

     The rules governing United States federal income taxation of a non-U.S. holder of common stock are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the common stock, including any reporting requirements.

Dividends

     Distributions by Calpine with respect to the common stock that are treated as dividends paid, as described above under "Dividends," to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under an applicable income tax treaty). Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax and may be subject to the branch profits tax, they will not be subject to United States federal withholding tax if the holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

     A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certain certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Exchange of Common Stock

     A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of common stock unless (i) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (a) such holder has a "tax home" in the United States or (b) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (iii) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates or (iv) in the event that Calpine is characterized as a United States real property holding corporation and the non-U.S. holder does not qualify for certain exemptions (see discussion below under "Foreign Investment in Real Property Tax Act").

     If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of common stock are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (1), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

     United States information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of common stock effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Dividends on common stock held by a non-U.S. holder will be subject to information reporting and may be subject to backup withholding requirements unless certain certification requirements are satisfied.

Foreign Investment in Real Property Tax Act

     Under the Foreign Investment in Real Property Tax Act, any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specified procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." We believe it is likely that we are a United States real property holding corporation and we can give no assurance that we will not continue to be a United States real property holding corporation in the future. However, so long as our common stock is regularly traded on an established securities market, an exemption applies with respect to any non-U.S. holder whose beneficial and/or constructive ownership of common stock is 5% or less of the total fair market value of the common stock.

     Any investor that may approach or exceed the 5% ownership threshold discussed above, either alone or in conjunction with related persons, should consult its own tax advisor concerning the United States tax consequences that may result. A non-U.S. holder who sells or otherwise disposes of common stock may be required to inform its transferee whether such common stock constitutes a United States real property interest.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

TAXATION OF PREFERRED STOCK OF CALPINE

     This subsection describes certain material United States federal income tax consequences of owning and disposing of the preferred stock that Calpine may offer.

U.S. HOLDERS OF PREFERRED STOCK

Dividends

     The amount of any distribution Calpine makes in respect of its preferred stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property (including common stock) distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of Calpine's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder's tax basis in the preferred stock and thereafter as gain from the sale or exchange of such stock as described below.

Dividends to Corporate Holders

     A dividend distribution to a corporate holder will generally qualify for the 70% dividends-received deduction. In determining entitlement to the dividends-received deduction, corporate holders should also consider the provisions of Sections 246(c), 246A and 1059 of the Internal Revenue Code, as well as Treasury regulations and Internal Revenue Service rulings and administrative pronouncements relating to such provisions. Under current law,
Section 246(c) of the Internal Revenue Code disallows the dividends-received deduction in its entirety if the holder does not satisfy the applicable holding period requirement for the dividend-paying stock for a period beginning before and ending after such holder becomes entitled to receive each dividend on the stock. Section 246(c)(4) of the Internal Revenue Code provides that a holder may not count toward this minimum holding period any period in which the holder (1) has an option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of, substantially identical stock or securities, or (2) has diminished its risk of loss by holding one or more positions with respect to substantially similar or related property. Under certain circumstances, Section 1059 of the Internal Revenue Code (A) reduces the tax basis of stock by a portion of any "extraordinary dividends" that are eligible for the dividends-received deduction and (B) to the extent that the basis reduction would otherwise reduce the tax basis of the stock below zero, requires immediate recognition of gain, which is treated as gain from the sale or exchange of the stock. An "extraordinary dividend" includes any amount treated as a dividend with respect to a redemption that is not pro rata to all stockholders (or meets certain other requirements), without regard to either the relative amount of the dividend or the holder's holding period for the stock.
Section 246A of the Internal Revenue Code contains the "debt-financed" portfolio stock rules, under which the dividends-received deduction could be reduced to the extent that a holder incurs indebtedness directly attributable to its investment in the stock.

Receipt of Common Stock Upon Conversion of the Preferred Stock

     If the preferred stock is convertible into common stock of Calpine, gain or loss will not be recognized by a holder upon the conversion of such preferred stock into common stock if no cash is received. A holder who receives cash in lieu of a fractional share of common stock will in general be treated as having received such fractional share and having exchanged it for cash in a redemption, which would be treated in the manner described under "Sale, Exchange or Redemption of Preferred Stock," below. As discussed therein, a holder who cannot qualify for sale or exchange treatment under the rules applicable to redemptions will generally be taxable on the cash received in lieu of a fractional share as a distribution described in "-- Dividends," above.

     A holder's tax basis in the common stock received upon conversion will generally be equal to the holder's tax basis in the preferred stock less the tax basis allocated to any fractional share for which cash is received, and a holder's holding period in the common stock received upon conversion generally will include the period during which the preferred stock was held by such holder.

Adjustments of Conversion Price in Respect of Preferred Stock

     If the preferred stock is convertible into common stock of Calpine, adjustments to the conversion price ratio to take into account a stock dividend or stock split generally will not be taxable. However, an adjustment to the conversion price ratio to reflect the issuance of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of common stock (an "Adjustment") may result in constructive distributions to the holders of the preferred stock. The amount of any such constructive distribution would be the fair market value on the date of the Adjustment of the number of shares of common stock which, if actually distributed to holders of preferred stock, would produce the same increase in the proportionate interests of such holders in the assets or earnings and profits of Calpine as that produced by the Adjustment. The distribution would be treated in the manner described above under "Dividends."

Excessive Redemption Price of Preferred Stock

     Under Section 305 of the Internal Revenue Code and the applicable Treasury regulations, if preferred stock with a mandatory redemption date or preferred stock subject to certain redemption rights on the part of either Calpine or the holder of such stock has a redemption price that exceeds its issue price (i.e., its fair market value at its date of original issuance) by more than a de minimis amount, such excess may be treated as a constructive distribution that will be treated in the same manner as distribution described above under "Dividends." A holder of such preferred stock would be required to treat such excess as a constructive distribution received by the holder over the life of such stock under a constant interest (economic yield) method that takes into account the compounding of yield.

Accrued Dividends on the Preferred Stock

     The tax treatment of accrued dividends that are payable upon a redemption of the preferred stock will be addressed in the applicable prospectus supplement.

Sale, Exchange or Redemption of Preferred Stock

     Upon the sale or exchange of preferred stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder's adjusted tax basis in the stock. In the case of a holder other than a corporation, preferential tax rates may apply to such gain if the holder's holding period for the preferred stock exceeds one year. A holder's basis in the preferred stock is generally equal to its initial purchase price.

     Gain or loss recognized by a holder on a redemption of the preferred stock will be treated as a sale or exchange and therefore qualify for the treatment described above if certain requirements are satisfied. Generally, these requirements are satisfied if either (1) the holder's interest in the stock of Calpine is completely terminated as a result of such redemption, (2) such holder's percentage ownership of Calpine's voting stock immediately after the redemption is less than 80% of such holder's percentage ownership immediately before the redemption or (3) the redemption is "not essentially equivalent to a dividend." Under Section 318 of the Internal Revenue Code, a person generally will be treated as the owner of stock of Calpine owned by certain related parties or certain entities in which the person owns an interest and of stock that a holder could acquire through exercise of an option. For this purpose, an option would include any conversion right under the preferred stock. Whether a redemption is "not essentially equivalent to a dividend" depends on each holder's facts and circumstances, but in any event requires a "meaningful reduction" in such holder's equity interest in Calpine. A holder of the preferred stock who sells some or all of the stock of Calpine owned by it may be able to take such sales into account to satisfy one of the foregoing conditions. Conversely, a holder who purchases additional shares of stock of Calpine may be required to take such shares into account in determining whether any of the foregoing conditions are satisfied.

     If none of the above requirements for sale or exchange treatment is satisfied, the entire amount of the cash (or property) received on a redemption will be treated as a distribution (without offset by the holder's tax basis in the redeemed shares), which will be treated in the same manner as distributions described above under "Dividends." In such case, the holder's basis in the redeemed preferred stock would be transferred to the holder's remaining shares of Calpine stock (if any). If the holder does not retain any shares of Calpine's stock but dividend treatment arises because of the constructive ownership rules, such basis may be entirely lost to the holder.

Other Preferred Stock

     Special tax rules may apply to certain types of preferred stock. The applicable prospectus supplement will discuss any such special United States federal income tax rules with respect to such preferred stock.

Information Reporting and Backup Withholding Tax

     In general, information reporting requirements will apply to payments of dividends on the preferred stock and payments of the proceeds of the sale of the preferred stock, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Back-up withholding is currently imposed at a rate of 30%, which rate is scheduled to be reduced in future years. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

NON-U.S. HOLDERS OF PREFERRED STOCK

     The rules governing United States federal income taxation of a non-U.S. holder of preferred stock are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the preferred stock, including any reporting requirements.

Dividends

     Distributions by Calpine with respect to the preferred stock that are treated as dividends paid (or deemed paid), as described above under "Dividends" and "Sale, Exchange or Redemption of Preferred Stock," to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under an applicable income tax treaty). Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to United States withholding tax if the holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

     A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certain certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Receipt of Common Stock Upon Conversion of the Preferred Stock

     In general, no United States federal income tax or withholding tax will be imposed upon the conversion of preferred stock into common stock by a non-U.S. holder (except with respect to the non-U.S. holder's receipt of cash in lieu of fractional shares where one of the conditions described below under "Sale, Exchange or Redemption of Preferred Stock" is satisfied).

Sale, Exchange or Redemption of Preferred Stock

     A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of preferred stock unless
(1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (A) such holder has a "tax home" in the United States or (B) the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates or (4) in the event that Calpine is characterized as a United States real property holding corporation and the non-U.S. holder does not qualify for certain exemptions (see discussion below under "Foreign Investment in Real Property Tax Act").

     If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of preferred stock are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (1) above, it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

     Gain or loss realized by a non-U.S. holder on a redemption of the preferred stock will be treated as a sale or exchange and qualify for the treatment described in this section if certain requirements are satisfied. For a description of these requirements, see "-- U.S. Holders -- Sale, Exchange or Redemption of Preferred Stock," above.

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

Information Reporting and Backup Withholding Tax

     United States information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of preferred stock effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Dividends on preferred stock held by a non-U.S. holder will be subject to information reporting and may be subject to backup withholding requirements unless certain certification requirements are satisfied.

Foreign Investment in Real Property Tax Act

     Under the Foreign Investment in Real Property Tax Act, any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specified procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." We believe it is likely that we are a United States real property holding corporation and we can give no assurance that we will not continue to be a United States real property holding corporation in the future. However, so long as the preferred stock is regularly traded on an established securities market, an exemption applies with respect to any non-U.S. holder whose beneficial and/or constructive ownership of preferred stock is 5% or less of the total fair market value of the preferred stock. In addition, if the preferred stock is not regularly traded on an established securities market, but our common stock continues to be so regularly traded, an exemption will apply if the fair market value of the non-U.S. holder's interest in the preferred stock is 5% or less of the total fair market value of the common stock.

     Any investor that may approach or exceed the 5% ownership threshold discussed above, either alone or in conjunction with related persons, should consult its own tax advisor concerning the United States tax consequences that may result. A non-U.S. holder who sells or otherwise disposes of preferred stock may be required to inform its transferee whether such preferred stock constitutes a United States real property interest.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE PREFERRED STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

TAXATION OF DEBT SECURITIES OF CALPINE AND ENERGY FINANCE

     This subsection describes certain material United States federal income tax consequences of owning and disposing of the debt securities offered by Calpine or Energy Finance, as the case may be. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning and disposing of debt securities that are due to mature more than 30 years from the date of issue will be discussed in an applicable prospectus supplement. The discussion regarding United States federal income tax laws assumes that any debt securities will be issued, and transfers thereof and payments thereon will be made, in accordance with the applicable indenture and deposit agreement.

U.S. HOLDERS OF DEBT SECURITIES

Interest Income

     Subject to the original issue discount rules described below, payments of interest on the debt securities (including, in the case of debt securities issued by Energy Finance, the amount of Canadian tax withheld, if any) generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder's regular method of tax accounting).

     A debt security will be treated as issued with original issue discount ("OID") if its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, the issue price will be the first price at which a substantial amount of the debt securities is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security's stated redemption price at maturity is the total of all payments on the debt security that are not payments of qualified stated interest. An interest payment is qualified stated interest if it is one of a series of stated interest payments that are unconditionally payable at least annually at a single fixed rate.

     A debt security is not treated as issued with OID if the OID, i.e., if the excess of the stated redemption price at maturity of a debt security over its issue price, is de minimis. For this purpose the amount of OID is de minimis if it does not exceed the product of 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. If the debt security has de minimis OID, a holder must generally include the de minimis amount in income (as capital gain) when stated principal payments are made.

     If the debt security is treated as issued with OID, a U.S. holder will be required to include the amount of the OID in income periodically over the term of the debt security before receipt of the cash or other payment attributable to such income and irrespective of such holder's general method of tax accounting. In particular, a U.S. holder of a debt security must include in gross income, as interest for United States federal income tax purposes, the sum of the daily portions of OID with respect to the debt security for each day during the taxable year or portion of a taxable year in which such holder holds the debt security ("accrued OID"). The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the debt security at the beginning of the accrual period multiplied by the yield to maturity of the debt security and subtracting from this product the amount of qualified stated interest allocable to the accrual period. The adjusted issue price of the debt security at the start of any accrual period is the issue price of the debt security increased by the accrued OID for each prior accrual period and decreased by the amount of any payments previously made with respect to the debt security (other than qualified stated interest).

Source of Income and Foreign Tax Credits With Respect to Debt Securities of Energy Finance

     If Canadian withholding taxes are imposed on payments on the debt securities issued by Energy Finance, the eligibility of a U.S. holder for a United States foreign tax credit with respect to such taxes may be limited because, for United States foreign tax credit purposes, such payments would constitute income from sources within the United States. Interest on the debt securities will generally constitute "passive income" for United States foreign tax credit purposes. Moreover, if such Canadian withholding taxes are imposed on interest payments at a rate that equals or exceeds 5%, such interest income would constitute "high withholding tax interest" for United States foreign tax credit purposes. A U.S. holder that does not claim a foreign tax credit may be entitled to a deduction for United States federal income tax purposes with respect to any such Canadian withholding taxes. The calculation of foreign tax credits or deductions involves the application of complex rules that depend on a holder's particular circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the creditability or deductibility of such taxes. For a discussion of the Canadian income tax considerations, see "Certain Canadian Federal Income Tax Considerations," below.

Debt Securities Purchased at a Market Discount

     A holder will be considered to have purchased a debt security at a "market discount" if the holder's adjusted basis in the debt security is less than its stated redemption price at maturity, or in the case of a debt security issued at a discount, its revised issue price (which has the same meaning as "adjusted issue price" as defined above), unless such market discount is a de minimis amount (generally up to 1/4 of 1 percent of the stated redemption price or revised issue price, as the case may be, on the purchase date multiplied by the number of complete years to maturity remaining as of such date). In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, the debt security will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the underlying debenture. Alternatively, a holder of a debt security may elect to include market discount in income currently over the life of the debt security. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis unless the holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the debt security with respect to which it is made and is irrevocable. A holder of a debt security that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such debt security in an amount not exceeding the accrued market discount on such debt security until the maturity or disposition of such debt security.

Debt Securities Purchased at a Premium

     A holder will be considered to have purchased a debt security at a premium if the holder's adjusted basis in the debt security immediately after the purchase is greater than the amount payable on maturity of the debt security. A holder may elect to treat such premium as "amortizable bond premium," in which case the amount of interest required to be included in the holder's income each year with respect to the interest on the debt security will be reduced by the amount of the amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

Sale or Exchange of Debt Securities

     A holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition of the debt security and the holder's adjusted tax basis in such debt security (subject to the discussion above regarding market discount, which may be treated as ordinary income). A holder's adjusted tax basis in the debt security generally will be the initial purchase price paid therefore, increased by any OID or market discount previously included in income with respect to the debt security and reduced by any amortizable bond premium. In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale of a debt security if such holder's holding period for such debt security exceeds one year.

     To the extent the selling price is less than the holder's adjusted tax basis, the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Other Debt Securities

     Special tax rules may apply to certain types of debt securities including, but not limited to, debt securities subject to contingencies, variable rate debt securities and debt securities convertible into equity of Calpine. The applicable prospectus supplement will discuss any such special United States federal income tax rules with respect to such debt securities.

Information Reporting and Backup Withholding Tax

     In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on the debt securities and payments of the proceeds of the sale of the debt securities, and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Back-up withholding is currently imposed at a rate of 30%, which rate is scheduled to be reduced in future years. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

NON-U.S. HOLDERS OF DEBT SECURITIES

     The rules governing United States federal income taxation of a non-U.S. holder of debt securities are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the debt securities, including any reporting requirements.

     This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to income, profits, changes in value of property or other attributes of the issuer or a related party.

Interest Income

     Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income earned on a debt security by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that (1) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of Calpine stock entitled to vote; (2) the non-U.S. holder is not a controlled foreign corporation that is related to the issuer or Calpine through stock ownership; (3) the non-U.S. holder is not a bank which acquired the debt security in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (4) either (A) the non-U.S. holder certifies to the payor or the payor's agent, under penalties of perjury, that it is not a United States person and provides its name, address, and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (B) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the debt securities in such capacity, certifies to the payor or the payor's agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor's agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (4), above. If a non-U.S. holder holds the debt security through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

     Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

Sale or Exchange of Debt Securities

     A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or other disposition of a debt security unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States or (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates.

Information Reporting and Backup Withholding Tax

     United States backup withholding tax will not apply to payments on the debt securities to a non-U.S. holder if the statement described in clause (4) of "Interest Income" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting requirements may apply with respect to interest payments on the debt securities, in which event the amount of interest paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of debt securities effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations (absent actual knowledge that the payee is a United States person), unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the debt securities provides the statement described in clause (4) of "Interest Income" or otherwise establishes an exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

TAXATION OF DEBT SECURITIES OF ENERGY FINANCE II

     This subsection describes certain material United States federal income tax consequences of owning and disposing of the debt securities offered by Energy Finance II. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning and disposing of debt securities that are due to mature more than 30 years from the date of issue will be discussed in an applicable prospectus supplement. The discussion regarding United States federal income tax laws, including the statements regarding the U.S.-Canada double taxation convention relating to income and capital gains (the "Tax Treaty"), assumes that any debt securities will be issued, and transfers thereof and payments thereon will be made, in accordance with the applicable indenture and deposit agreement.

U.S. HOLDERS OF DEBT SECURITIES

Interest Income

     Subject to the original issue discount rules described below, payments of interest on the debt securities (including the amount of Canadian tax withheld, if any) generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder's regular method of tax accounting).

     A debt security will be treated as issued with original issue discount ("OID") if its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, the issue price will be the first price at which a substantial amount of the debt securities is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security's stated redemption price at maturity is the total of all payments on the debt security that are not payments of qualified stated interest. An interest payment is qualified stated interest if it is one of a series of stated interest payments that are unconditionally payable at least annually at a single fixed rate.

     A debt security is not treated as issued with OID if the OID, i.e., if the excess of the stated redemption price at maturity of a debt security over its issue price, is de minimis. For this purpose the amount of OID is de minimis if it does not exceed the product of 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. If the debt security has de minimis OID, a holder must generally include the de minimis amount in income (as capital gain) when stated principal payments are made.

     If the debt security is treated as issued with OID, a U.S. holder will be required to include the amount of the OID in income periodically over the term of the debt security before receipt of the cash or other payment attributable to such income and irrespective of such holder's general method of tax accounting. In particular, a U.S. holder of a debt security must include in gross income, as interest for United States federal income tax purposes, the sum of the daily portions of OID with respect to the debt security for each day during the taxable year or portion of a taxable year in which such holder holds the debt security ("accrued OID"). The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the debt security at the beginning of the accrual period multiplied by the yield to maturity of the debt security and subtracting from this product the amount of qualified stated interest allocable to the accrual period. The adjusted issue price of the debt security at the start of any accrual period is the issue price of the debt security increased by the accrued OID for each prior accrual period and decreased by the amount of any payments previously made with respect to the debt security (other than qualified stated interest).

Source of Income and Foreign Tax Credits With Respect to Debt Securities of Energy Finance II

     If Canadian withholding taxes are imposed on payments on the debt securities issued by Energy Finance II, a U.S. holder may be eligible for a United States foreign tax credit with respect to such taxes. The interest payments will be foreign source income and will generally constitute "passive income" for foreign tax credit purposes. Moreover, if Canadian withholding taxes are imposed on the interest payments at a rate that equals or exceeds 5%, such interest income would constitute "high withholding tax interest" for United States foreign tax credit purposes. A U.S. holder who is entitled under the Tax Treaty to a refund of Canadian tax, if any, withheld on interest on the debt securities will not be entitled to claim a foreign tax credit with respect to such withheld tax. A U.S. holder that does not claim a foreign tax credit may be entitled to a deduction for United States federal income tax purposes with respect to any such Canadian withholding taxes. The calculation of foreign tax credits or deductions involves the application of complex rules that depend on a holder's particular circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the creditability or deductibility of such taxes. For a discussion of the Canadian income tax considerations, see "Certain Canadian Federal Income Tax Considerations," below.

Debt Securities Purchased at a Market Discount

     A holder will be considered to have purchased a debt security at a "market discount" if the holder's adjusted basis in the debt security is less than its stated redemption price at maturity, or in the case of a debt security issued at a discount, its revised issue price (which has the same meaning as "adjusted issue price" as defined above), unless such market discount is a de minimis amount (generally up to 1/4 of 1 percent of the stated redemption price or revised issue price, as the case may be, on the purchase date multiplied by the number of complete years to maturity remaining as of such date). In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, the debt security will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the underlying debenture. Alternatively, a holder of a debt security may elect to include market discount in income currently over the life of the debt security. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis unless the holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the debt security with respect to which it is made and is irrevocable. A holder of a debt security that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such debt security in an amount not exceeding the accrued market discount on such debt security until the maturity or disposition of such debt security.

Debt Securities Purchased at a Premium

     A holder will be considered to have purchased the debt security at a premium if the holder's adjusted basis in the debt security immediately after the purchase is greater than the amount payable on maturity of the debt security. A holder may elect to treat such premium as "amortizable bond premium," in which case the amount of interest required to be included in the holder's income each year with respect to the interest on the debt security will be reduced by the amount of the amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

Sale or Exchange of Debt Securities

     A holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition of the debt security and the holder's adjusted tax basis in such debt security (subject to the discussion above regarding market discount, which may be treated as ordinary income). A holder's adjusted tax basis in the debt security generally will be the initial purchase price paid therefore, increased by any OID or market discount previously included in income with respect to the debt security and reduced by any amortizable bond premium. In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale of a debt security if such holder's holding period for such debt security exceeds one year.

     To the extent the selling price is less than the holder's adjusted tax basis, the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Other Debt Securities

     Special tax rules may apply to certain types of debt securities including, but not limited to, debt securities subject to contingencies, variable rate debt securities and debt securities convertible into equity of Calpine. The applicable prospectus supplement will discuss any such special United States federal income tax rules with respect to such debt securities.

Information Reporting and Backup Withholding Tax

     In general, information reporting requirements and backup withholding will not apply to payments of principal, premium, if any, and interest on the debt securities and payments of the proceeds of the sale of the debt securities if all actions necessary to effect such payments are completed outside the United States. If any such actions are effected within the United States or if payments are made by transfer to an account maintained by the payee in the United States or by mail to a United States address, information reporting and a backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements. Back-up withholding is currently imposed at a rate of 30%, which rate is scheduled to be reduced in future years. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

               CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     THE DISCUSSION BELOW IS INTENDED TO BE A GENERAL DESCRIPTION ONLY OF CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF DEBT SECURITIES OF ENERGY FINANCE OR ENERGY FINANCE II ACQUIRED PURSUANT TO THIS OFFERING, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PURCHASER (AS DEFINED BELOW). ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE CANADIAN FEDERAL AND PROVINCIAL TAX CONSEQUENCES OF AN INVESTMENT IN THE DEBT SECURITIES.

     In the opinion of McCarthy Tetrault LLP, Canadian tax counsel to Energy Finance and Energy Finance II, the following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the "Tax Act") to a person (a "Purchaser") who acquires beneficial ownership of debt securities of Energy Finance or Energy Finance II pursuant to this offering and who for purposes of the Tax Act, and at all relevant times, is not resident or deemed to be resident in Canada, deals at arm's length with the issuer of the debt securities, and does not use or hold, and is not deemed to use or hold, the debt securities in carrying on business in Canada. For purposes of the Tax Act, related persons (as defined therein) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length.

     This summary is based on the current provisions of the Tax Act and the Regulations thereunder (the "Regulations") in force on the date hereof, specific proposals (the "Tax Proposals") to amend the Tax Act or the Regulations publicly announced by the Minister of Finance prior to the date hereof, and counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency (the "CCRA"). This summary is not exhaustive of all possible Canadian income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or changes in the administrative and assessing practices of the CCRA, whether by legislative, governmental or judicial action, nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada. No assurance can be given that the Tax Proposals will become law in their present form or at all.

     The summary assumes that no interest payable on the debt securities will be contingent or dependent on the use of or production from property in Canada or computed by reference to revenue, profit, cash flow, commodity price or any other similar criteria or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation.

     The payment of interest, premium, if any, and principal by Energy Finance or Energy Finance II on the debt securities of a particular series to such a Purchaser will be exempt from Canadian non-resident withholding tax under the Tax Act, provided that the terms of the debt securities of that particular series do not require the issuer thereof to repay more than 25% of the principal amount payable thereunder before the fifth anniversary of the date of issue of that particular series of debt securities. If the terms of the debt securities of a particular series do require the issuer to repay more than 25% of the principal amount thereof before the fifth anniversary of the date of issue thereof, or if a Purchaser thereof does not deal at arm's length with the issuer, the payment of interest thereon will be subject to Canadian non-resident withholding tax under the Tax Act at a rate of 25% thereof (or, if applicable, such lower rate as is specified by a tax treaty between Canada and the Purchaser's country of residence).

     No other tax on income (including capital gains) will be payable under the Tax Act in respect of the holding, repayment, redemption or disposition of the debt securities, or the receipt of interest, premium, if any, or principal thereon by a Purchaser, except that in certain circumstances a non-resident insurer carrying on business in Canada and elsewhere in respect of which the debt securities are designated insurance property for purposes of the Tax Act, may be subject to such taxes.

                                 LEGAL MATTERS

     The validity of the securities offered hereby by Calpine, including the guarantees of Calpine issued in connection with the issuance of debt securities by Energy Finance and Energy Finance II and in connection with the issuance of the trust preferred securities by Trust IV and Trust V, will be passed upon for us by Covington & Burling, New York, New York. Hilary Prescott is a member of the Boards of Directors of three wholly-owned subsidiaries of Calpine, each of which is also an affiliate of Energy Finance, Energy Finance II, Trust IV and Trust V, and is also a partner in the law firm of Covington & Burling. The validity of the debt securities and warrants of Energy Finance and Energy Finance II offered hereby will be passed upon for us by Covington & Burling, New York, New York and by Stewart McKelvey Stirling Scales, Halifax, Nova Scotia, Canada. The validity of the trust preferred securities to be issued by Trust IV and Trust V, the enforceability of the declarations of trust and the creation of Trust IV and Trust V will be passed upon for us by Richards, Layton and Finger, P.A., Wilmington, Delaware. Any underwriters will be represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     Our audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The report of Ernst and Young LLP, independent public accountants, with respect to the audited financial statements of Encal Energy Ltd., which is incorporated in this prospectus by reference to our Current Report on Form 8-K, dated September 10, 2001, is included herein in reliance upon the authority of said firm as experts in giving said report.

                                 [CALPINE LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by Calpine Corporation ("Calpine") in connection with sales of the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

SEC Registration Statement filing fee.......................  $  186,650
Legal fees and expenses.....................................     500,000
Accounting fees and expenses................................     144,500
Trustee's fees and expenses (including counsel fees)........     120,000
Printing fees...............................................     450,000
Transfer agent fees.........................................      12,000
Miscellaneous...............................................       6,850
                                                              ----------
  Total.....................................................  $1,420,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CALPINE CORPORATION

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the certificate of incorporation of Calpine contains a provision to limit the personal liability of the directors of Calpine for violations of their fiduciary duty. This provision eliminates each director's liability to Calpine or its stockholders for monetary damages except
(i) for any breach of the director's duty of loyalty to Calpine or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article Ten of the bylaws of Calpine provides for indemnification of the officers and directors of Calpine to the fullest extent permitted by applicable law.

     Calpine has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware Law and the

Calpine's bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against Calpine or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by Calpine, and Calpine would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of Calpine but would be offset by Calpine's obligations to the director or officer under the indemnification agreement. In addition, the directors of Calpine are insured under officers and directors liability insurance policies.

CALPINE CANADA ENERGY FINANCE ULC

     Every director or officer, former director or officer, or person who acts or acted at the request of Calpine Canada Energy Finance ULC, as a director or officer of Calpine Canada Energy Finance ULC, a body corporate, partnership or other association of which Calpine Canada Energy Finance ULC is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by Calpine Canada Energy Finance ULC against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Calpine Canada Energy Finance ULC.

CALPINE CANADA ENERGY FINANCE II ULC

     Every director or officer, former director or officer, or person who acts or acted at the request of Calpine Canada Energy Finance II ULC, as a director or officer of Calpine Canada Energy Finance II ULC, a body corporate, partnership or other association of which Calpine Canada Energy Finance II ULC is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by Calpine Canada Energy Finance II ULC against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Calpine Canada Energy Finance II ULC.

CALPINE CAPITAL TRUST IV AND CALPINE CAPITAL TRUST V

     In each of the Declarations of Trust of Calpine Capital Trust IV and Calpine Capital Trust V (each, a "Trust"), Calpine, as Depositor, agrees to indemnify, defend and hold harmless the trustees of the applicable Trust, and any of the officers, directors, employees and agents of those trustees (collectively, the "Indemnified Persons"), from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the applicable Declaration of Trust, the creation, operation or termination of the applicable Trust or the transactions contemplated by the applicable Declaration of Trust; provided, however, that Calpine is not required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

ITEM 16. EXHIBITS.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      *1.1     Form of Underwriting Agreement with respect to Common Stock,
               Preferred Stock and Debt Securities of Calpine Corporation
      +1.2     Form of Underwriting Agreement with respect to Units,
               Purchase Contracts, Warrants and Depositary Shares of
               Calpine Corporation
      +1.3     Form of Underwriting Agreement with respect to securities of
               Calpine Canada Energy Finance ULC
      +1.4     Form of Underwriting Agreement with respect to securities of
               Calpine Canada Energy Finance II ULC
      *1.5     Form of Underwriting Agreement with respect to securities of
               Calpine Capital Trust IV ("Trust IV") and Calpine Capital
               Trust V ("Trust V")
       3.1     Amended and Restated Certificate of Incorporation of Calpine
               Corporation(a)
       3.2     Certificate of Correction of Calpine Corporation(b)
       3.3     Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of Calpine Corporation(c)
       3.4     Certificate of Designation of Series A Participating
               Preferred Stock of Calpine Corporation(b)
       3.5     Amendment to Certificate of Designation of Series A
               Participating Preferred Stock of Calpine Corporation(b)
       3.6     Amendment to Certificate of Designation of Series A
               Participating Preferred Stock of Calpine Corporation(c)
       3.7     Certificate of Designation of Special Voting Preferred Stock
               of Calpine Corporation(d)
       3.8     Amended and Restated By-laws of Calpine Corporation(e)
       3.9     Memorandum of Association of Calpine Canada Energy Finance
               ULC(f)
       3.10    Articles of Association of Calpine Canada Energy Finance
               ULC(f)
       3.11    Memorandum of Association of Calpine Canada Energy Finance
               II ULC(g)
       3.12    Articles of Association of Calpine Canada Energy Finance II
               ULC(g)
      *4.1     Indenture dated August 10, 2000 between Calpine Corporation and Wilmington Trust Company, as Trustee
       4.2     Indenture dated as of April 25, 2001 between Calpine Canada
               Energy Finance ULC and Wilmington Trust Company, as
               Trustee(h)
       4.3     Guarantee Agreement dated as of April 25, 2001 between
               Calpine Corporation and Wilmington Trust Company, as
               Trustee, with respect to debt securities of Calpine Canada
               Energy Finance ULC(i)
       4.4     Amended and Restated Indenture dated as of October 16, 2001 between Calpine Canada Energy Finance ULC and Wilmington
               Trust Company, as Trustee(i)
       4.5     First Amendment to Guarantee Agreement dated as of October
               16, 2001 between Calpine Canada and Wilmington Trust
               Company, as Trustee(i)
       4.6     Indenture dated as of October 18, 2001 between Calpine
               Canada Energy Finance II ULC and Wilmington Trust Company,
               as Trustee(i)
       4.7     Guarantee Agreement dated as of October 18, 2001 between
               Calpine Corporation and Wilmington Trust Company, as
               Trustee, with respect to debt securities of Calpine Canada
               Energy Finance ULC II(i)
       4.8     First Amendment to Guarantee Agreement dated as of October
               18, 2001 between Calpine Corporation and Wilmington Trust
               Company, as Trustee(i)
       4.9     Amended and Restated Rights Agreement, dated as of September
               19, 2001 between Calpine Corporation and EquiServe Trust
               Company, N.A., as Rights Agent(j)
      *4.10    Declaration of Trust of Calpine Capital Trust IV ("Trust
               IV")
      *4.11    Declaration of Trust of Calpine Capital Trust V ("Trust V")
      +4.12    Form of Amended and Restated Declaration of Trust

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      *4.13    Certificate of Trust of Trust IV, filed January 10, 2002
      *4.14    Certificate of Trust of Trust V, filed January 10, 2002
      *4.15    Form of Preferred Securities Guarantee Agreement between
               Calpine Corporation, as Guarantor and Wilmington Trust
               Company, as Guarantee Trustee with respect to Trust IV and
               Trust V
      +4.16    Form of Forward Purchase Contract Agreement
      +4.17    Form of Pledge Agreement
      +4.18    Form of Remarketing Agreement
      *4.19    Form of Deposit Agreement
      *4.20    Form of Depositary Receipt (included in Exhibit 4.19)
      +5.1     Opinion of Covington & Burling
      +5.2     Opinion of Richards, Layton & Finger, P.A. with respect to
               Trust IV
      +5.3     Opinion of Richards, Layton & Finger, P.A. with respect to
               Trust V
      +8.1     Opinion of Covington & Burling as to certain U.S. federal
               tax matters
      +8.2     Opinion of McCarthy Tetrault LLP as to certain Canadian
               federal tax matters
     *12.1     Statement Regarding Computation of Ratios
     *23.1     Consent of Arthur Andersen LLP, independent public
               accountants
     +23.2     Consent of Covington & Burling (included in Exhibit 5.1 and
               8.1)
     +23.3     Consent of McCarthy Tetrault LLP (included in Exhibit 8.2)
     *23.4     Consent of Ernst and Young LLP, independent chartered
               accountants
     *24.1     Power of Attorney of Officers and Directors of Calpine (see
               pages II-7 and II-8)
     *24.2     Power of Attorney of Officers and Directors of Calpine
               Canada Energy Finance ULC (see pages II-9 and II-10)
     *24.3     Power of Attorney of Officers and Directors of Calpine
               Canada Energy Finance II ULC (see pages II-11 and II-12)
     *25.1     Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee under the Calpine Corporation Indenture
     *25.2     Form T-1 Statements of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee with respect to the Calpine Canada Energy Finance
               ULC Indenture and the Calpine/Calpine Canada Energy Finance
               ULC Guarantee
     *25.3     Form T-1 Statements of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee with respect to the Calpine Canada Energy Finance II
               ULC Indenture and the Calpine/Calpine Canada Energy Finance
               II ULC Guarantee
     +25.4     Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee under the Form of Amended and Restated Declaration of Trust of Calpine Capital Trust IV relating to the Trust
               Preferred Securities
     +25.5     Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee under the Form of Amended and Restated Declaration of Trust of Calpine Capital Trust V relating to the Trust
               Preferred Securities
     +25.6     Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee under the Form of Guarantee Agreement of Calpine
               Corporation relating to the Trust Preferred Securities of
               Calpine Capital Trust IV
     +25.7     Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of Wilmington Trust Company, as
               Trustee under the Form of Guarantee Agreement of Calpine
               Corporation relating to the Trust Preferred Securities of
               Calpine Capital Trust V

---------------
 *  Filed herewith.

 +  To be filed by amendment.

(a) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-40652) filed with the SEC on June 30, 2000.

(b) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 21, 2000, filed with the SEC on March 15, 2001.

(c) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-66078) filed with the SEC on July 27, 2001.

(d) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2001 and filed on May 15, 2001 (File No. 001-12079).

(e) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3/A (Registration No. 333-67446) filed with the SEC on September 20, 2001.

(f) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-57338) filed with the SEC on March 21, 2001.

(g) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-67446) filed with the SEC on August 14, 2001.

(h) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3/A (Registration No. 333-57338) filed with the SEC on April 19, 2001.

(i) Incorporated by reference to Calpine Corporation's Current Report on Form 8-K dated October 16, 2001 and filed with the SEC on November 13, 2001.

(j) Incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A filed with the SEC on September 28, 2001.

ITEM 17. UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If any of the registrants is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Calpine Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                              CALPINE CORPORATION

     Pursuant to the requirements of the Securities Act of 1933, Calpine Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of January, 2002.

                                          CALPINE CORPORATION

                                          By        /s/ ANN B. CURTIS
                                            ------------------------------------
                                                       Ann B. Curtis
                                                Executive Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Corporation do hereby constitute and appoint Peter Cartwright and Ann B. Curtis, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of Calpine Corporation and in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                /s/ PETER CARTWRIGHT                     Chairman, President, Chief    January 15, 2002
-----------------------------------------------------  Executive Officer and Director
                  Peter Cartwright                     (Principal Executive Officer)

                  /s/ ANN B. CURTIS                      Executive Vice President,     January 15, 2002
-----------------------------------------------------   Chief Financial Officer and
                    Ann B. Curtis                      Director (Principal Financial
                                                                  Officer)

              /s/ CHARLES B. CLARK, JR.                  Senior Vice President and     January 15, 2002
-----------------------------------------------------       Corporate Controller
                Charles B. Clark, Jr.                  (Principal Accounting Officer)

                                                                  Director
-----------------------------------------------------
                   Kenneth T. Derr

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                /s/ JEFFREY E. GARTEN                             Director             January 15, 2002
-----------------------------------------------------
                  Jeffrey E. Garten

                /s/ GERALD GREENWALD                              Director             January 15, 2002
-----------------------------------------------------
                  Gerald Greenwald

                 /s/ SUSAN C. SCHWAB                              Director             January 15, 2002
-----------------------------------------------------
                   Susan C. Schwab

               /s/ GEORGE J. STATHAKIS                            Director             January 15, 2002
-----------------------------------------------------
                 George J. Stathakis

                 /s/ JOHN O. WILSON                               Director             January 15, 2002
-----------------------------------------------------
                   John O. Wilson

                                   SIGNATURES

                       CALPINE CANADA ENERGY FINANCE ULC

     Pursuant to the requirements of the Securities Act of 1933, Calpine Canada Energy Finance ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on this 15th day of January, 2002.

                                          CALPINE CANADA ENERGY FINANCE ULC

                                          By        /s/ DANIEL ALLARD
                                            ------------------------------------
                                                       Daniel Allard
                                                       Vice President

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Canada Energy Finance ULC do hereby constitute and appoint Peter Cartwright, Ann B. Curtis and Daniel Allard, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Canada Energy Finance ULC to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of Calpine Canada Energy Finance ULC and in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                                                        Vice President and Director
-----------------------------------------------------
                   Robert McManus

                  /s/ DANIEL ALLARD                     Vice President and Director    January 15, 2002
-----------------------------------------------------
                    Daniel Allard

                /s/ PETER CARTWRIGHT                       President and Director      January 15, 2002
-----------------------------------------------------  (Principal Executive Officer)
                  Peter Cartwright

                  /s/ ANN B. CURTIS                    Vice President, Secretary and   January 15, 2002
-----------------------------------------------------             Director
                    Ann B. Curtis                         (Principal Financial and
                                                            Accounting Officer)

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                /s/ ARTHUR MACNICHOL                    Vice President and Director    January 15, 2002
-----------------------------------------------------
                  Arthur MacNichol

            Authorized Representative in                                               January 15, 2002
                  the United States
                  /s/ ANN B. CURTIS
-----------------------------------------------------
                    Ann B. Curtis
              Authorized Representative

                                   SIGNATURES

                      CALPINE CANADA ENERGY FINANCE II ULC

     Pursuant to the requirements of the Securities Act of 1933, Calpine Canada Energy Finance II ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on this 15th day of January, 2002.

                                          CALPINE CANADA ENERGY FINANCE II ULC

                                          By        /s/ DANIEL ALLARD
                                            ------------------------------------
                                                       Daniel Allard
                                                       Vice President

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Canada Energy Finance II ULC do hereby constitute and appoint Peter Cartwright, Ann B. Curtis and Daniel Allard, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Canada Energy Finance II ULC to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of Calpine Canada Energy Finance II ULC and in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                                                        Vice President and Director
-----------------------------------------------------
                   Robert McManus

                  /s/ DANIEL ALLARD                     Vice President and Director    January 15, 2002
-----------------------------------------------------
                    Daniel Allard

                /s/ PETER CARTWRIGHT                       President and Director      January 15, 2002
-----------------------------------------------------  (Principal Executive Officer)
                  Peter Cartwright

                  /s/ ANN B. CURTIS                    Vice President, Secretary and   January 15, 2002
-----------------------------------------------------             Director
                    Ann B. Curtis                         (Principal Financial and
                                                            Accounting Officer)

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                /s/ ARTHUR MACNICHOL                    Vice President and Director    January 15, 2002
-----------------------------------------------------
                  Arthur MacNichol

            Authorized Representative in                                               January 15, 2002
                  the United States
                  /s/ ANN B. CURTIS
-----------------------------------------------------
                    Ann B. Curtis
              Authorized Representative

                                   SIGNATURES

              CALPINE CAPITAL TRUST IV AND CALPINE CAPITAL TRUST V

     Pursuant to the requirements of the Securities Act of 1933, each of Calpine Capital Trust IV and Calpine Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 15th day of January, 2002.

                                          CALPINE CAPITAL TRUST IV,
                                          By Calpine Corporation, as Depositor

                                          By        /s/ ANN B. CURTIS
                                            ------------------------------------
                                                       Ann B. Curtis
                                                Executive Vice President and
                                                  Chief Financial Officer

                                          CALPINE CAPITAL TRUST V,
                                          By Calpine Corporation, as Depositor

                                          By        /s/ ANN B. CURTIS
                                            ------------------------------------
                                                       Ann B. Curtis
                                                Executive Vice President and
                                                  Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1.1    Form of Underwriting Agreement with respect to Common Stock,
          Preferred Stock and Debt Securities of Calpine Corporation
  +1.2    Form of Underwriting Agreement with respect to Units,
          Purchase Contracts, Warrants and Depositary Shares of
          Calpine Corporation
  +1.3    Form of Underwriting Agreement with respect to securities of
          Calpine Canada Energy Finance ULC
  +1.4    Form of Underwriting Agreement with respect to securities of
          Calpine Canada Energy Finance II ULC
  *1.5    Form of Underwriting Agreement with respect to securities of
          Calpine Capital Trust IV ("Trust IV") and Calpine Capital
          Trust V ("Trust V")
   3.1    Amended and Restated Certificate of Incorporation of Calpine
          Corporation(a)
   3.2    Certificate of Correction of Calpine Corporation(b)
   3.3    Certificate of Amendment of Amended and Restated Certificate
          of Incorporation of Calpine Corporation(c)
   3.4    Certificate of Designation of Series A Participating
          Preferred Stock of Calpine Corporation(b)
   3.5    Amendment to Certificate of Designation of Series A
          Participating Preferred Stock of Calpine Corporation(b)
   3.6    Amendment to Certificate of Designation of Series A
          Participating Preferred Stock of Calpine Corporation(c)
   3.7    Certificate of Designation of Special Voting Preferred Stock
          of Calpine Corporation(d)
   3.8    Amended and Restated By-laws of Calpine Corporation(e)
   3.9    Memorandum of Association of Calpine Canada Energy Finance
          ULC(f)
   3.10   Articles of Association of Calpine Canada Energy Finance
          ULC(f)
   3.11   Memorandum of Association of Calpine Canada Energy Finance
          II ULC(g)
   3.12   Articles of Association of Calpine Canada Energy Finance II
          ULC(g)
  *4.1    Indenture dated August 10, 2000 between Calpine Corporation and Wilmington Trust Company, as Trustee
   4.2    Indenture dated as of April 25, 2001 between Calpine Canada
          Energy Finance ULC and Wilmington Trust Company, as
          Trustee(h)
   4.3    Guarantee Agreement dated as of April 25, 2001 between
          Calpine Corporation and Wilmington Trust Company, as
          Trustee, with respect to debt securities of Calpine Canada
          Energy Finance ULC(i)
   4.4    Amended and Restated Indenture dated as of October 16, 2001 between Calpine Canada Energy Finance ULC and Wilmington
          Trust Company, as Trustee(i)
   4.5    First Amendment to Guarantee Agreement dated as of October
          16, 2001 between Calpine Canada and Wilmington Trust
          Company, as Trustee(i)
   4.6    Indenture dated as of October 18, 2001 between Calpine
          Canada Energy Finance II ULC and Wilmington Trust Company,
          as Trustee(i)
   4.7    Guarantee Agreement dated as of October 18, 2001 between
          Calpine Corporation and Wilmington Trust Company, as
          Trustee, with respect to debt securities of Calpine Canada
          Energy Finance ULC II(i)
   4.8    First Amendment to Guarantee Agreement dated as of October
          18, 2001 between Calpine Corporation and Wilmington Trust
          Company, as Trustee(i)
   4.9    Amended and Restated Rights Agreement, dated as of September
          19, 2001 between Calpine Corporation and EquiServe Trust
          Company, N.A., as Rights Agent(j)
  *4.10   Declaration of Trust of Calpine Capital Trust IV ("Trust
          IV")
  *4.11   Declaration of Trust of Calpine Capital Trust V ("Trust V")
  +4.12   Form of Amended and Restated Declaration of Trust
  *4.13   Certificate of Trust of Trust IV, filed January 10, 2002
  *4.14   Certificate of Trust of Trust V, filed January 10, 2002

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *4.15   Form of Preferred Securities Guarantee Agreement between
          Calpine Corporation, as Guarantor and Wilmington Trust
          Company, as Guarantee Trustee with respect to Trust IV and
          Trust V
  +4.16   Form of Forward Purchase Contract Agreement
  +4.17   Form of Pledge Agreement
  +4.18   Form of Remarketing Agreement
  *4.19   Form of Deposit Agreement
  *4.20   Form of Depositary Receipt (included in Exhibit 4.19)
  +5.1    Opinion of Covington & Burling
  +5.2    Opinion of Richards, Layton & Finger, P.A. with respect to
          Trust IV
  +5.3    Opinion of Richards, Layton & Finger, P.A. with respect to
          Trust V
  +8.1    Opinion of Covington & Burling as to certain U.S. federal
          tax matters
  +8.2    Opinion of McCarthy Tetrault LLP as to certain Canadian
          federal tax matters
 *12.1    Statement Regarding Computation of Ratios
 *23.1    Consent of Arthur Andersen LLP, independent public
          accountants
 +23.2    Consent of Covington & Burling (included in Exhibit 5.1 and
          8.1)
 +23.3    Consent of McCarthy Tetrault LLP (included in Exhibit 8.2)
 *23.4    Consent of Ernst and Young LLP, independent chartered
          accountants
 *24.1    Power of Attorney of Officers and Directors of Calpine (see
          pages II-7 and II-8)
 *24.2    Power of Attorney of Officers and Directors of Calpine
          Canada Energy Finance ULC (see pages II-9 and II-10)
 *24.3    Power of Attorney of Officers and Directors of Calpine
          Canada Energy Finance II ULC (see pages II-11 and II-12)
 *25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee under the Calpine Corporation Indenture
 *25.2    Form T-1 Statements of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee with respect to the Calpine Canada Energy Finance
          ULC Indenture and the Calpine/Calpine Canada Energy Finance
          ULC Guarantee
 *25.3    Form T-1 Statements of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee with respect to the Calpine Canada Energy Finance II
          ULC Indenture and the Calpine/Calpine Canada Energy Finance
          II ULC Guarantee
 +25.4    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee under the Form of Amended and Restated Declaration of Trust of Calpine Capital Trust IV relating to the Trust
          Preferred Securities
 +25.5    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee under the Form of Amended and Restated Declaration of Trust of Calpine Capital Trust V relating to the Trust
          Preferred Securities
 +25.6    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee under the Form of Guarantee Agreement of Calpine
          Corporation relating to the Trust Preferred Securities of
          Calpine Capital Trust IV
 +25.7    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of Wilmington Trust Company, as
          Trustee under the Form of Guarantee Agreement of Calpine
          Corporation relating to the Trust Preferred Securities of
          Calpine Capital Trust V

-------------------------
 *  Filed herewith.

 +  To be filed by amendment.

(a) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-40652) filed with the SEC on June 30, 2000.

(b) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 21, 2000, filed with the SEC on March 15, 2001.

(c) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-66078) filed with the SEC on July 27, 2001.

(d) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2001 and filed on May 15, 2001 (File No. 001-12079).

(e) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3/A (Registration No. 333-67446) filed with the SEC on September 20, 2001.

(f) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-57338) filed with the SEC on March 21, 2001.

(g) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-67446) filed with the SEC on August 14, 2001.

(h) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3/A (Registration No. 333-57338) filed with the SEC on April 19, 2001.

(i) Incorporated by reference to Calpine Corporation's Current Report on Form 8-K dated October 16, 2001 and filed with the SEC on November 13, 2001.

(j) Incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A filed with the SEC on September 28, 2001.